As filed with the U.S. Securities and Exchange Commission on July 8, 2009
1940 Act File No. 811-21031
U.S SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

☒	Registration Statement under the Investment Company Act of 1940

☒	Amendment No. 2

ACP STRATEGIC OPPORTUNITIES FUND II,

LLC (Exact Name of Registrant as Specified in Charter)

150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
(Address of Principal Executive Offices)

610-688-4180
(Registrant’s Telephone Number, including Area Code)

Gary E. Shugrue
Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
610-688-4180
(Name and Address of Agent for Service)

CROSS-REFERENCE SHEET

N-2 ITEM		LOCATION IN REGISTRATION STATEMENT
NUMBER

PART A
1	.	Outside Front Cover	Cover Page

2	.	Cover Pages; Other Offering
		Information	Cover Page

3	.	Fee Table and Synopsis	FEES AND EXPENSES

4	.	Financial Highlights	Not Applicable

5	.	Plan of Distribution	PLAN OF DISTRIBUTION (SAI)

6	.	Selling Members	Not Applicable

7	.	Use of Proceeds	USE OF PROCEEDS (SAI)

8	.	General Description
		of the Registrant	GENERAL DESCRIPTION OF THE FUND;
INVESTMENT OBJECTIVE AND GOALS;
INVESTMENT STRATEGIES AND
SELECTION OF UNDERLYING FUNDS;
RISK FACTORS

9	.	Management	INVESTMENT MANAGER

10	.	Capital Stock, Long-Term Debt,
		and Other Securities	REDEMPTIONS AND REPURCHASES
UNITS; TAXES

11	.	Defaults and Arrears on Senior Securities	Not Applicable

12	.	Legal Proceedings	Not Applicable

13	.	Table of Contents of the Statement of	TABLE OF CONTENTS OF THE
		Additional Information	STATEMENT OF ADDITIONAL
INFORMATION

PART B

14.	Cover Page	Cover Page

15.	Table of Contents	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL

16.	General Information and History	GENERAL DESCRIPTION OF THE FUND

17.	Investment Objectives and Policies	INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

18.	Management. The Fund's Investment Adviser; Portfolio Manager; Board of Directors and Officers	MANAGEMENT OF THE FUND

19.	Control Persons and Principal Holders of Securities	CONTROL PERSONS

20.	Investment Advisory and Other Services	MANAGEMENT OF THE FUND

21.	Brokerage Allocation and Other Practices	BROKERAGE PRACTICES

22.	Tax Status	TAXES; TAX TREATMENT OF FUND INVESTMENTS

23.	Financial Statements	FINANCIAL STATEMENTS

ACP STRATEGIC OPPORTUNITIES FUND II, LLC

PART C: OTHER INFORMATION

ITEM 25:                      FINANCIAL STATEMENTS AND EXHIBITS.

1.	FINANCIAL STATEMENTS:
a.
Audited Financial Statements for the Fiscal Year ended December 31, 2008 and unaudited Financial Statements for the period ended June 30, 2008 (including statement of Assets and Members Capital, Statement of Operations, Statement of Changes in Members Capital, Statement of Cash Flows, Financial Highlights and Notes the Financials)

2.	EXHIBITS

a.	Charter	Certificate of Formation as filed
with the State of Delaware on January
28, 2002.*

b.	By-laws	Limited Liability Company Operating
Agreement dated January 28, 2002.*

c.	Any Voting Trust Agreement	Not Applicable.

d.	All Instruments Defining	See Operating Agreement (Item
25(2)(b).)
Rights of Securities’ Holders

e.	Dividend Reinvestment Plan	Not Applicable

f.	Constituent Instruments	Not Applicable
Defining the Rights of the
Holders of Long-Term Debt

g.	Investment Advisory	Investment Management Agreement
	Contracts	by and between Registrant and
Ascendant Capital Partners, LP
dated December 22, 2008.

h.	Underwriting or	Not Applicable
Distribution Contract

i.	Bonus, Profit Sharing,	Not Applicable
Pension or other Similar
Contracts

j.	Custodian Agreements and	Custody Agreement between UMB
	Depository Contracts	Bank, N.A. and Registrant dated July
30, 2007.**

k.	All other Material Contracts	Administration Agreement
between Registrant and Pinnacle
Fund Administration LLC dated
January 1, 2009.

l.	Opinion and Consent of Counsel	Not Applicable

m.	Consent to Service of Process	Not Applicable

n.	Copies of Any Other Opinions	Not Applicable

o.	Omitted Financial Statements	Not Applicable

p.	Initial Capital Agreements	Form of Subscription Agreement and
Power of Attorney.**

q.	Retirement Plan	Not Applicable

r.	Code of Ethics	Ascendant Capital Partners LP
Personal Trading Policy / Code of
Ethics.*

ACP Strategic Opportunities Fund II,
LLC Code of Ethics.*

*Filed with the Registrant's initial registration statement under the Investment Company Act of 1940 on Form N-2 on February 13, 2002 and incorporated herein by reference.

**Filed with the Registrant's post-effective amendment to its registration statement on Form N-2 on April 30, 2008 and incorporated herein by reference.

ITEM 26.                      MARKETING ARRANGEMENTS.

Not Applicable

ITEM 27.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not Applicable

ITEM 28.                      PERSONS CONTROLLED BY OR UNDER CONTROL WITH REGISTRANT

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Ascendant Capital Partners, LP, a Delaware limited Partnership (the “Investment Manager”), the investment manager to the Registrant. Information regarding the Investment Manager is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60843).

A substantial majority of the Registrant’s units (the “Units”) are held by a few Members. The ACP Institutional Series Strategic Opportunities Fund and the ACP Advantage Strategic Opportunities Fund (the “Feeder Funds”) together held approximately 58.35% of the Registrant’s outstanding Units as of May 31, 2009. The Feeder Funds are managed by a Board of Trustees, all of whom are directors of the Registrant. The Investment Manager is also the investment manager of the Feeder Funds. In addition, entities controlled by Robert E. Turner and family members held approximately 26.91% of the Registrant’s outstanding units (as of May 31, 2009). As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of directors. In addition, the officers of Feeder Funds and the Registrant are identical.

ITEM 29.                      NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders (as of 5/31/09)
Units of Beneficial Interest in the Fund	35

ITEM 30.                      INDEMNIFICATION

Reference is made to Section 3.7 of the Registrant’s Limited Liability Company Operating Agreement (the “Operating Agreement”) filed with its Form N-2 on February 13, 2002 and Paragraph 9 of the Registrant’s Investment Management Agreement (“Investment Management Agreement”) filed as an exhibit hereto. The Registrant hereby undertakes that it will apply indemnification provisions of the Operating Agreement and the limitation of liability provisions of the Investment Management Agreement in a manner consistent with Release 40-11330 of Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Investment Company Act”), so long as the interpretation therein of Securities 17(h) 17(i) of the Investment Company Act remains in effect.

The Registrant, in conjunction with the Investment Manager and the Registrant’s directors, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, against certain liability asserted against and incurred by, arising out of, his or her position. However, in no event will the Registrant pay that portion of premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

ITEM 31.                      BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Other business, profession, vocation, or employment of a substantial nature in which each Investment Manager of the Registrant and each director, executive officer or partner of the

Investment Manager is or has been, at any time during the last two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee are as follows:

INVESTMENT MANAGER

Ascendant Capital Partners, LP

Ascendant Capital Partners, LP ("Ascendant") is the Investment Manager for the ACP Strategic Opportunities Fund II, LLC. Ascendant is a Delaware limited partnership whose principal address is at 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Ascendant is an SEC registered investment adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
Gary E. Shugrue, President and Chief Investment Officer and General Partner	1.	BHR Fund Advisors 1160 West Swedesford Rd Berwyn, PA 19312 Director
	2.	ACP Funds Trust (2 Series) 150 N. Radnor Chester Rd., Ste C-220 Radnor, PA 19087 Director
	3.	Quaker Investment Trust Quaker Funds, Inc. 309 Technology Drive Malvern, PA 19355 Director

ITEM 32.                      LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder are kept at the following locations:

1.	Pinnacle Fund Administration, LLC 8008 Corporate Center Drive, Suite 310 Charlotte, NC 28226
2.	Ascendant Capital Partners, LP 150 N. Radnor Chester Rd., Suite C-220 Radnor, PA 19087

ITEM 33.                      MANAGEMENT SERVICES

Not Applicable.

ITEM 34.                      UNDERTAKINGS.

The Registrant hereby undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, and the Commonwealth of Pennsylvania, on the 8th day of July, 2009.

ACP STRATEGIC OPPORTUNITIES FUND II, LLC

By: /s/ Gary E. Shugrue
Gary E. Shugrue President and Chief Investment Officer

EXHIBIT INDEX

EXHIBIT

EX-99.2G                      Investment Management Agreement
EX-99.2K                     Administration Agreement

Memorandum Number:___________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

ACP Strategic Opportunities Fund II, LLC,
a Delaware Limited Liability Company

A Private Offering of Limited Liability Company Units

This memorandum concisely sets forth the information about ACP Strategic Opportunities Fund II, LLC (the “Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Fund. Portions of the Fund’s Statement of Additional Information dated July 8, 2009 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum. The Statement of Additional Information can be obtained without charge by calling collect to (610) 688-4180 or writing ACP Strategic Opportunities Fund II, LLC, c/o Ascendant Capital Partners LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Table of Contents of the SAI appears at pg. 26 of this Memorandum.

Because the Fund is not publicly offered, the Fund does not make available its Statement of Additional Information or its annual and semi-annual reports on its website.  Such reports and other reports filed by the Fund are available on the SEC’s website (www.sec.gov) for no charge.

Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
Investment Manager
_________________________

July 8, 2009

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.  SEE “RISK FACTORS.”

THIS MEMORANDUM IS BEING FURNISHED BY THE FUND SOLELY FOR USE BY YOU IN EVALUATING THE OFFERING AND THE FUND.  THE INVESTMENT MANAGER WILL NOT RECEIVE ANY COMMISSIONS OR FEES FOR THE SALE OF UNITS BUT, AS THE INVESTMENT MANAGER OF THE FUND, IT WILL RECEIVE EXPENSE REIMBURSEMENTS AND OTHER COMPENSATION FOR MANAGING THE FUND.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR DETERMINED WHETHER THIS MEMORANDUM IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON REDEEMABILITY AND RESALE. THE SHARES ARE NOT LISTED ON A SECURITIES EXCHANGE NOR DOES ANY PUBLIC MARKET FOR THE SHARES EXIST. WITH VERY LIMITED EXCEPTIONS, UNITS ARE NOT TRANSFERABLE AND LIQUIDITY WILL BE PROVIDED ONLY THROUGH LIMITED REPURCHASE OFFERS. AS A RESULT, INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS MEMORANDUM, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OR ANY PART OF THIS MEMORANDUM WITHOUT THE FUND’S EXPRESS WRITTEN PERMISSION.

THIS OFFERING WILL CONTINUE UNTIL TERMINATED BY THE FUND.  SEE “PLAN OF DISTRIBUTION” IN THE STATEMENT OF ADDITIONAL INFORMATION.

THIS IS A PRIVATE OFFERING.  THE FUND IS AVAILABLE ONLY TO INVESTORS WHO ARE “ACCREDITED INVESTORS” UNDER REGULATION D PROMULGATED BY THE SEC UNDER THE SECURITIES ACT.  EACH INVESTOR MUST ALSO HAVE A NET WORTH OF $1.5 MILLION OR MORE, SUBJECT TO CERTAIN EXCEPTIONS.  EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT.  NO OFFERING IS BEING MADE HEREBY TO ANY PERSON WHO HAS NOT FURNISHED TO THE FUND A COMPLETED AND SIGNED SUITABILITY QUESTIONNAIRE IN THE FORM ATTACHED AS EXHIBIT C OF THIS MEMORANDUM AND WHO IS NOT SHOWN BY SUCH SUITABILITY QUESTIONNAIRE TO BE ELIGIBLE FOR THIS OFFERING.  SEE “PLAN OF DISTRIBUTION - INVESTOR QUALIFICATIONS” IN THE STATEMENT OF ADDITIONAL INFORMATION.

THE FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE UNITS.

TO THE EXTENT PERMITTED ASCENDANT CAPITAL PARTNERS LP WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN ITS POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN UNITS.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF UNITS AND THE RIGHTS AND LIABILITIES OF THE FUND, THE FUND’S BOARD OF DIRECTORS AND THE MEMBERS WILL BE GOVERNED BY THE FUND’S LIMITED LIABILITY COMPANY OPERATING AGREEMENT (THE “OPERATING AGREEMENT”). THE SUBSCRIPTION AGREEMENT AND THE SUITABILITY QUESTIONNAIRE BETWEEN EACH MEMBER AND THE FUND, THE FORMS OF WHICH ARE INCLUDED IN THIS MEMORANDUM AS EXHIBITS A, B AND C AND INCORPORATED HEREIN BY REFERENCE, AND THE DESCRIPTION OF ANY SUCH MATTERS IN THE TEXT OF THIS MEMORANDUM IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBITS.  THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN UNITS.

UNITS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

CAPITALIZED TERMS USED HEREIN AND ARE NOT OTHERWISE DEFINED WILL HAVE THE SAME MEANING AS DEFINED IN THE OPERATING AGREEMENT.

TABLE OF CONTENTS

Page

GENERAL DESCRIPTION OF THE FUND	3

INVESTMENT MANAGER	3

SUMMARY OF FEES AND EXPENSES	4

FINANCIAL HIGHLIGHTS	7

FUND MANAGER	8

BOARD OF DIRECTORS	8

INVESTMENT OBJECTIVE AND GOALS	8

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS	9

RISK FACTORS	10

INVESTMENT RESTRICTIONS	15

THE OFFERING – UNITS OF THE FUND	17

USE OF PROCEEDS	17

INVESTOR QUALIFICATIONS	17

PLAN OF DISTRIBUTION	17

RESTRICTIONS ON TRANSFERS	18

REDEMPTIONS AND REPURCHASES OF UNITS	19

CALCULATION OF NET ASSET VALUE	19

CAPITAL ACCOUNTS	20

DISTRIBUTIONS	20

VOTING RIGHTS	20

MANAGEMENT FEE	21

FUND EXPENSES	22

INDEMNIFICATION	22

TAXES	22

ERISA PLANS AND OTHER TAX QUALIFIED PLANS	23

PERIODIC REPORTS	23

CUSTODIAN	23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24

ADMINISTRATOR & DIVIDEND PAYING AGENT	24

ADDITIONAL INFORMATION	24

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	26

ACP Strategic Opportunities Fund II, LLC

Limited Liability Company Units

GENERAL DESCRIPTION OF THE FUND

The ACP Strategic Opportunities Fund II, LLC (the “Fund”) is a Delaware limited liability company that is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Fund was formed in April 2002. Its units of beneficial interest (“Units”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market.  It attempts to achieve this objective through the allocation of its assets among a select group of unregistered investment funds (the “Underlying Funds”).  The Investment Manager invests the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

INVESTMENT MANAGER

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as investment manager (“Investment Manager”) to the Fund.  The Fund has entered into an investment management agreement with the Investment Manager (“Investment Management Agreement”), under which the Investment Manager is responsible for formulating a continuing investment program for the Fund.

The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended.  The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the expenses and fees that the Fund incurred and that the Members bore for fiscal year 2008.

The ACP Strategic Opportunities Fund II is a “fund of hedge funds”.  As such, like all hedge fund investors, the ACP Strategic Opportunities Fund II bears a pro-rata share of the fees and expenses, including performance-based compensation, of hedge fund vehicles in which it invests.  The caption “Underlying Fund Fees and Expenses” in the table below sets forth the Fund’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Underlying Funds Fees and Expenses are not collected by or paid to the Adviser, the ACP Strategic Opportunities Fund II or the Company.  The Underlying Funds Fees and Expenses are paid to, assessed and collected by the managers of those Underlying Funds in which the ACP Strategic Opportunities Fund II invests and are common to all hedge fund investors.

Actual Annual Expenses 2008 (as a percentage of net assets attributable to Units)
Management Fee (1)	1.29%
Other Expenses (2)	0.99%
Underlying Fund Fees and Expenses (3) (4)	2.88	%(4)
Total Annual Expenses (5)	5.16%

Return for the Prior 12 - Month Period*	Management Fee Adjustment	Net Management Fee
Less than 6.00%	- 0.50%	1.00%
6.00% or greater	-----	1.50%
*Please note that the prior 12 Month return used to calculate the Management Fee Adjustment is net of the Underlying Fund Fees and Expenses

(1)
The Investment Manager receives an annual Management Fee equal to 1.50% of the Fund’s net assets, which is subject to a fee adjustment (the “Management Fee Adjustment”) based on the Fund’s rolling twelve month return. Specifically, the monthly Management Fee equals one-twelfth of the applicable Net Management Fee below based on the Fund’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a monthly basis.  The Management Fee Adjustment is determined in accordance with the scale listed above. For fiscal year 2008, the Management Fee Adjustment reduced the annual Management Fee from 1.50% to 1.29%.

(2)
As of May 1, 2007, the Investment Manager discontinued its fee waiver pursuant to which the Investment Manager had agreed to waive fees and reimburse expenses in order to keep “other Expenses” of the Fund from exceeding 0.15% (15 basis points on an annualized basis).

(3)
The figure shown is the Strategic Opportunities Fund’s pro-rata share of the fees and expenses of the Underlying Funds in which the Fund invested during its most recent fiscal year. The expense figures reflect figures reported in the Underlying Funds’ fiscal year 2008 financial statements received by the Fund. This figure is based on the level of assets that were invested in each of the Underlying Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each Underlying Fund during its most recent fiscal year.  It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods.  Performance Compensation payable to the managers of the Underlying Funds typically ranges from 1% to 2% (annualized) of the average net asset value of hedge fund involved and may include incentive allocations or fees ranging from 15% to 20% of an Underlying Fund’s net profits.  The Underlying Funds fees and expenses are not collected by or paid to the Adviser or the Fund.  The Underlying Funds fees and expenses are paid to, assessed and collected by the investment managers of those Underlying Funds in which the Fund invests and are common to all hedge fund investors.

(4)
It should be noted that a portion of this figure shown above is attributable to interest expenses incurred by the Underlying Funds as a result of their taking on leverage in the course of executing their various trading strategies.

(5)
It should be noted that the figure shown under the caption “Total Annual Expenses” is different from the ratio of expenses to average net assets of the ACP Strategic Opportunities Fund II, which appears in this Offering Memorandum under the heading “Financial Highlights” because the Financial Highlights section of the Offering Memorandum reflects only the actual operating expenses of the ACP Strategic Opportunities Fund II, i.e. without regard to Underlying Funds Fees and Expenses.

The purpose of the tables above and the following example is to assist you in understanding the various costs and expenses you would bear directly or indirectly as a Member of the Fund.

EXAMPLE: ACP Strategic Opportunities Fund II

You would pay the following fees and expenses (including a Management Fee) on a $1,000 investment, assuming a 6% annual return.

1 YEAR	$56.92

3 YEARS	$191.22

5 YEARS	$320.87

10 YEARS	$750.28

The example shown above uses a management fee of 1.50% and the total other annual expense numbers and the Acquired Funds Fees and Expenses for fiscal year 2008. Moreover, the Fund’s actual rate of return may be greater or lesser than the hypothetical 6% return shown in the example.  The dollar amounts could be higher or lower as a result of the Management Fee Adjustment and the Acquired Funds Fees and Expenses.

The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown and actual rates of return may be greater than or less than the hypothetical 6% return assumed in the examples. A 6% annual return figure is used because the annual net management fee is 1.50% if performance is greater than or equal to 6%.  If the rolling twelve (12) month performance drops below 6% the annual net management fee drops to 1.00%.

FINANCIAL HIGHLIGHTS

Financial Highlights for the ACP Strategic Opportunities Fund II, LLC are shown below from the Fund’s annual report for the year ended December 31, 2008.

	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$14.68		$13.07		$12.10		$11.39		$10.64

INVESTMENT OPERATIONS
		(a)		(a)						(a)
Net investment loss	(0.31)		(0.25)		(0.16)	(a)	(0.15)	(a)	(0.17)
Net realized and unrealized gain (loss) from investments in Underlying Funds	(1.10)		1.86		1.13		0.86		0.92
Total from investment operations	(1.41)		1.61		0.97		0.71		0.75

NET ASSET VALUE, End of Year	$13.27		$14.68		$13.07		$12.10		$11.39

TOTAL RETURN	(9.60)%		12.32%		8.02%		6.23%		7.05%

RATIOS / SUPPLEMENTAL DATA
Members' Capital at end of year (000's omitted)	$35,622		$37,450		$27,130		$17,804		$13,577

Ratios to Average Net Assets:
Net investment loss	(2.19)%		(1.83)%		(1.26)%		(1.29)%		(1.57)%
Expenses, net of reimbursements/waiver of fees	2.29%		2.17%		1.67%		1.42%		1.60%
Expenses, excluding reimbursements/waiver of fees	2.29%		2.38%		2.98%		3.17%		3.27%

PORTFOLIO TURNOVER RATE	19%		12%		11%		35%		15%

(a) Calculated using average shares outstanding during the year.

The accompanying notes are an integral part of these financial statements.

FUND MANAGER

The Fund’s investment portfolio is managed by the Investment Manager.  Gary Shugrue, who has over 30 years investment experience, has served as Chief Investment Officer of the Investment Manager since its inception in 2001 and is primarily responsible for managing the Fund’s assets.   Additional information about Mr. Shugrue, his compensation, other accounts he manages and his ownership of units in the Fund is set forth in the Statement of Additional Information.

BOARD OF DIRECTORS

The Board of Directors of the Fund (“Board of Directors”) has overall responsibility for the management and supervision of the operations of the Fund.  Under the Operating Agreement, the number of Directors is fixed from time to time by the Board of Directors. The number of directors is currently set at four. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Directors then serving have been elected by the Members.  The Board of Directors may call a meeting of Members to fill any vacancy in the position of a Director, and will do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

INVESTMENT OBJECTIVE AND GOALS

The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market.  It attempts to achieve this objective through the allocation of its assets among Underlying Funds.  The Investment Manager will invest the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

The Investment Manager may invest in Underlying Funds that follow various investment strategies.  The Underlying Funds may invest in various securities and financial instruments, including, but not limited to, securities of U.S. companies and non-U.S. companies traded on U.S. and non-U.S. exchanges and in the over-the-counter markets, foreign currency forward contracts, and in private, asset-backed investments such as real estate mortgages and tax liens.

The Investment Manager is not required to follow fixed guidelines with respect to the Underlying Funds selected and the allocation of the Fund’s assets.  However, so long as such amount is within applicable ownership limitations set forth in the Investment Company Act, the Fund’s assets will be allocated in a manner so that no more than 15% of the Fund’s net asset value will be invested in any one Underlying Fund.  The Investment Manager may also invest the Fund’s assets in cash and cash equivalents, U.S. government securities and repurchase agreements.

The investment objective of the Fund is non-fundamental.  Thus, it may be changed without a vote of a majority of the Fund’s outstanding Units.  Furthermore, except as otherwise indicated, the Fund’s investment policies and restrictions are not fundamental and may be changed without a vote of the Members.

THE FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS.  MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES.  NO ASSURANCE CAN BE GIVEN THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE REALIZED.

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

The Investment Manager believes that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s investment objective.

The Investment Manager intends to allocate the Fund’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments.  The Investment Manager will select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s investment objective.

Generally, the Underlying Funds held by the Fund will utilize one of three basic types of investment strategies all keeping within the long/short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic.

This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market.  Opportunistic strategies aim at seizing opportunities in both rising and falling markets.  Opportunistic strategies cover a wide range of risk and return combinations.  The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers.  This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio.  Futures and options on equity indices can be used to establish short exposure and manage risk.  Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value.

In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics.  Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures.  The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread.  Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques.  The returns tend to have low correlations relative to benchmark indices.  Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven.

This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy.  The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations.  Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles.  Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

RISK FACTORS

An investment in Units involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

General.

The Fund invests substantially all of its available capital in securities of private investment companies.  These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods, which may be several years.

Investment Manager.

The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the ACP Strategic Opportunities Fund and its “Feeder Funds”. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the Firm grows.  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those the Fund charges.

Underlying Fund Selection, Monitoring & Concentration.

The Investment Manager follows a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.  Although the Investment Manager seeks to select only Underlying Funds with managers who will invest the Fund’s assets with the highest level of integrity, the Investment Manager has no control over the day-to-day operations of the Underlying Funds.  As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

Limited Liquidity for Members.

The Fund is a closed-end investment company designed primarily for long-term investors.  Units of an Underlying Fund will not be traded on any securities exchange or other market.  With very limited exceptions, Units are not transferable and liquidity will be provided only through limited repurchase offers.

Control by a limited number of unit holders.

A substantial majority of the Fund’s units are held by a few unit holders. The ACP Institutional Series Strategic Opportunities Fund and the ACP Advantage Strategic Opportunities Fund (the “Feeder Funds”) together hold approximately 58.35% of the Fund’s outstanding units as of May 31, 2009. The Feeder Funds are managed by a Board of Trustees, all of whom are directors of the Fund. The Investment Manager of the Fund is also the investment manager of the Feeder Funds. In addition, entities controlled by Robert E. Turner and family members hold approximately 26.91% of the Fund’s outstanding units as of May 31, 2009.  As a result, these unit holders may be deemed to have the ability to determine the outcome of matters submitted to a vote of unit holders, including the election of directors. Additional information about principal shareholders is set forth in the Fund’s SAI.

Reliance on the Investment Manager.

The likelihood that Members will realize income or gain from investing in the Fund will depend on the investment selection and monitoring by the Investment Manager and the acumen and expertise of its Chief Investment Officer, Gary Shugrue.  If Mr. Shugrue were to cease working for the Investment Manager, the Investment Manager might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Special Risks of Fund of Funds Structure.

The Underlying Funds will not be registered as investment companies under the Investment Company Act and, therefore, the Fund will not have the protections of the Investment Company Act with regard to these investments.  Each Underlying Fund will pay any performance-based allocations or fees for which they are obligated irrespective of the performance of the other Underlying Funds and the Fund generally.  Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Fund, and thus indirectly from Members, even if the Fund's overall investment return is negative.

Limited Ability to Examine or Verify the Valuations Provided by the Underlying Funds.

The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors.  The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Fund, the Investment Manager and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net asset value if the judgments of  the Board of Directors, the Investment Manager, or investment advisers to the Underlying Funds should prove incorrect. Investment advisers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

Illiquidity of Fund’s Holdings.

The Portfolio invests substantially all of its available capital in securities of the Underlying Funds.  These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods.

Tax Considerations and Delayed Tax Reporting.

The tax aspects of an investment in the Fund are complicated and you should have them reviewed by professional tax advisor familiar with such investor’s personal tax situation and with the tax laws and regulations applicable to such investor and investment funds such as the Fund.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Underlying Funds.  An Underlying Fund’s delay in providing this information could delay the Fund's preparation of tax information for Members, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Fund's annual report.

Risks Relative to Underlying Funds:

Market Risks.  The profitability of a significant portion of the Fund’s investment program will depend to a great extent on the correct assessment of the future course of price movements of securities and other instruments.  There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.

Small Cap Securities.  The Underlying Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage; Borrowing.  The Underlying Funds are authorized to borrow money to meet repurchase requests and for cash management purposes.  While borrowings are outstanding for these purposes, the Underlying Funds will be permitted to reinvest the proceeds of the sale of securities or new sales of Units and, thus, may employ leverage.  To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed.  If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investment.  In addition, an Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

Hedging Strategies.  The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options, and the use of leverage and other strategies from time to time in order to “hedge” or offset investment risk.  Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities.  In adverse circumstances the use of derivatives may result in sudden and severe losses to the Underlying Funds employing such strategies.

Foreign Investments.  An Underlying Fund may invest in foreign securities which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges.  Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies.  These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.

Restricted Securities.  An Underlying Fund may invest in restricted securities that are not traded in public markets.  Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Performance Fees.  Most of the Underlying Funds will pay a performance based fee.  In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses.  These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.

Portfolio Turnover.  The Underlying Funds are expected to have higher portfolio turnover than many other investment funds.  The brokerage commissions and other transaction costs incurred by the Underlying Funds will be generally higher than those incurred by investment funds with lower portfolio turnover rates.  In addition, a high portfolio turnover will result in special tax considerations.  See “Taxes” and “Tax Treatment of Fund Investments” in the Fund’s SAI.

For additional information regarding Risk Factors, please see the Fund’s SAI.

INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less.  The Fund's fundamental investment restrictions are as follows:

(1)	The Fund will not invest more than 15% of the Fund’s net assets in any one Underlying Fund.

(2)
The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.  This restriction does not apply to the Fund's investments in Underlying Funds.

(3)
The Fund will not issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Units.

(4)
The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)
The Fund will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

(6)
The Fund will not purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)
The Fund will not purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

THE OFFERING – UNITS OF THE FUND

Units will be offered at an offering price  based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value” to a limited number of  “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Unless waived by the Fund, investors must subscribe for Units in an amount that equals or exceeds $250,000.  Additional subscriptions for Units will be subject to a minimum investment amount of $25,000.  The Fund’s closings are expected to occur on the first business day of each month.  The Fund may accept or reject any subscription in whole or in part.  As of May, 31, 2009 there were 1,161,053.223 Units outstanding.

USE OF PROCEEDS

The Investment Manager will invest the proceeds of the offering in Underlying Funds. Pending investment in the Underlying Funds, proceeds of the offering may be invested in high quality, short-term securities or placed in an interest-bearing account.

INVESTOR QUALIFICATIONS

Units will only be sold to Accredited Investors who have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or who invest at least $750,000 in the Fund and/or other funds managed by the Investment Manager.  Natural persons may meet the net worth requirement individually or collectively with their spouses.  See “Plan of Distribution – Investor Qualifications” in the SAI.

PLAN OF DISTRIBUTION

Units will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s Custodian until the next Fund closing.

The Investment Manager has agreements with  Fidelity Brokerage Services LLC  and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Fund and the Feeder Funds  (collectively, the “Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent.  In consideration for inclusion of the Funds on the financial institution’s platforms and the additional services described above, the Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up- front fixed dollar fee paid for the initial set up. Thereafter, the Fund pays monthly or quarterly servicing fees ranging from 50 to 65 basis points per annum of the monthly market value of the shares of the Fund held in accounts with the financial institution.

Additionally, the Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These Additional Payments, which may be significant, are paid by the Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund.  In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a Fund's transfer agent.

The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular mutual fund over other mutual funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund advisers and distributors, as well as how your financial consultant is compensated.

RESTRICTIONS ON TRANSFERS

With very limited exceptions, Units are not transferable.  Persons who purchase Units (“Members”) have no right to require the Fund to permit a transfer of their Units.  See “Redemptions, Repurchases of Units and Transfers” in the SAI for additional information.

REDEMPTIONS AND REPURCHASES OF UNITS

No Right of Redemption.  No Member or other person holding a Unit has the right to require the Fund to redeem that Unit or portion thereof.  There is no public market for Units, and none is expected to develop.  Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below and more fully in the SAI.

Repurchases of Units.  The Board of Directors may, from time to time and in their sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at times and on terms and conditions as they establish.  In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendation of the Investment Manager.  The Investment Manager generally recommends to the Board of Directors that the Fund considers to offer to repurchase Units from Members four times each year.

CALCULATION OF NET ASSET VALUE

The Administrator calculates the net asset value per Unit in dollars as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (defined below), unless the calculation of the net asset value has been suspended.  The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors.

The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Fund, the Investment Manager and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all Members.

The Fund’s net asset value per Unit is based on the net asset value of the Fund and is determined by dividing the net asset value of the Fund by the number of Units outstanding.  Except as otherwise provided, the net asset value per Unit will be determined by the Administrator and published or made available at the office of the Fund at the end of each Allocation Period based on the price availability of the underlying investments, subject to reasonable delays (i.e., delays the Fund may encounter in receiving the net asset value of the Underlying Funds).

CAPITAL ACCOUNTS

The Fund will maintain a separate capital account for each Member which will have an opening balance equal to the sum of the net asset value of the total number of Units subscribed for by such Member.  Each Member's capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional subscriptions by the Member for Units of the Fund, plus any amounts credited to the Member's capital account with respect to organization expenses or as otherwise described herein or in the Operating Agreement.  Similarly, each Member's capital account will be reduced by the sum of the net asset value of any Units repurchased by the Fund, plus the amount of any distributions to the Member which are not reinvested, plus any amounts debited against the Member's capital account with respect to organization expenses or as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each Allocation Period.  Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year; (3) the day preceding each day on which Units are purchased, (4) the day on which Units are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.  An investment percentage will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

DISTRIBUTIONS

The Fund does not distribute to the Members any of the Fund’s income, but reinvests substantially all income and gain allocable to the Members.  A Member may therefore be allocated income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes.

VOTING RIGHTS

Each Member has the right to cast a number of votes based on the value of the Member’s respective capital account at a meeting of Members called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast. Members  are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of  Directors, approval of the Investment Management Agreement, and approval of the Fund’s auditors, and on certain other matters.  Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

For a further discussion of the rights of Members see “SUMMARY OF OPERATING AGREEMENT” in the SAI.

MANAGEMENT FEE

Pursuant to the Investment Management Agreement, the Investment Manager is entitled to receive an annual management fee (the “Management Fee”)   equal to 1.50% of the Fund’s net assets,  subject to an adjustment (the “Management Fee Adjustment”)  based on the Fund’s rolling twelve month return.  Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Fund’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and is paid out to the Investment Manager on a monthly basis.  The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00%*	- 0.50%	1.00%
6.00% or greater*	-----	1.50%
† Annualized
*Net of all underlying fund expenses

For purposes of determining the Management Fee, net assets are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds.  The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds.  The overall fees payable by the Members may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

A discussion regarding the basis for the Board of Director’s approval of the Investment Management Agreement is set forth in the Statement of Additional Information.

FUND EXPENSES

Operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Members.

The Fund also bears certain ongoing offering costs associated with any periodic offering of Fund interests.  These costs are charged to capital as incurred, and cannot be deducted for tax purposes by the Fund or its Members.

INDEMNIFICATION

The Fund has agreed to indemnify and hold harmless the Investment Manager and each of its directors, managing members and officers, and each person, if any, who controls the Investment Manager, against any loss, etc., based upon an assertion that the registration statement, prospectus, member reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading.  However, the Fund will not indemnify the Investment Manager or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Investment Manager.  The indemnification provisions in the Investment Management Agreement will be limited by applicable state and federal laws.

TAXES

You should obtain independent tax advice prior to making an investment in the Fund.  The Fund should be expected to generate unrelated business taxable income. The Fund will be treated as a partnership for federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation.

As an entity taxable as a partnership, the Fund is not itself subject to federal income tax.  For income tax purposes, each Member will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund’s income, gain, loss, deductions and credit for each taxable year of the Fund ending with or within the Member’s taxable year.  Each item will have the same character to the Member, and generally will have the same source (either United States or foreign), as though the Member realized the item directly.  Members must report these items regardless of whether the Members receive cash distributions for the year, and therefore the Members may incur income tax liabilities that exceed any distributions from the Fund.

Members should be aware that the Management Fee will be treated as a miscellaneous itemized deduction that will not be deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

ERISA PLANS AND OTHER TAX QUALIFIED PLANS

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor.  However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act.  Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA.  Accordingly, neither the Investment Manager nor any of its affiliates will be fiduciaries with respect to the plans investing in the Fund based solely on the Investment Manager’s management of the Fund’s assets.  Nevertheless, investment in the Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Fund and for the avoidance of any prohibited transaction with respect to the particular employer benefit plan investor.  The plan fiduciaries are urged to review carefully the ERISA Considerations section of the Statement of Additional Information.

PERIODIC REPORTS

The Fund will provide semi-annual reports containing unaudited financial statements and annual reports containing audited financial statements.  Because the Underlying Funds may not provide annual reports to the Fund on a timely basis, the Fund’s annual audited report may be delayed and Members may need to seek extensions of the deadline to file their tax returns.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager.  Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP serves as the Independent Registered Public Accounting Firm of the Fund.  Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

ADMINISTRATOR AND DIVIDEND PAYING AGENT

The Fund has appointed Pinnacle Fund Administration LLC (the “Administrator”) to serve as its administrator pursuant to an Administration Agreement between the Fund and the Administrator (the “Administration Agreement”).  Pursuant to the Administration Agreement between the Administrator and the Fund, the Administrator is responsible for certain matters pertaining to the administration of the Fund, including:  (a) maintaining the principal books and records of the Fund; (b) communicating with and sending performance reports to investors; (c) calculating the net asset value of the Fund and (d) processing subscriptions and withdrawals.  For its services to the Fund, the Administrator receives administration fees customary for these services and may also be reimbursed for out-of-pocket expenses.

The Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Fund’s offering documents.  The Administrator is a service provider to the Fund and is not responsible for the preparation of this Confidential Private Placement Memorandum or the activities of the Fund (other than those responsibilities assumed by the Administrator under the terms of the Administration Agreement), and therefore accepts no responsibility for any information contained in this Confidential Private Placement Memorandum.

ADDITIONAL INFORMATION

This Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC.  The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations and at the SEC’s website (www.sec.gov) for no charge.

Statements contained in this Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Memorandum forms a part, each such statement being qualified in all respects by such reference.

Performance information for the Fund may be obtained by calling (610) 688-4180.  More detailed information about the Fund is available in the SAI which is available at no charge and may be obtained by calling (610) 688-4180 or writing ACP Strategic Opportunities Fund II, LLC c/o Ascendant Capital Partners, 150 N. Radnor Chester Rd., Suite 150, Radnor, PA 19087.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

GENERAL DESCRIPTION OF THE FUND

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

INVESTMENT RESTRICTIONS

RISK FACTORS

FEES & EXPENSES

UNITS OF THE FUND

PLAN OF DISTRIBUTION

USE OF PROCEEDS

REDEMPTIONS, REPURCHASES OF UNITS AND TRANSFERS

MANAGEMENT OF THE FUND

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGERS OR MANAGEMENT TEAM

POTENTIAL CONFLICTS OF INTEREST

CODE OF ETHICS

BROKERAGE PRACTICES

ALLOCATION OF NET PROFITS AND NET LOSSES

ALLOCATION OF SPECIAL ITEMS

RESERVES

VOTING

TAXES

TAX TREATMENT OF FUND INVESTMENTS

ERISA CONSIDERATIONS

SUMMARY OF OPERATING AGREEMENT

OTHER SERVICE PROVIDERS

FISCAL YEAR

FINANCIAL STATEMENTS

PRIVACY POLICY STATEMENT

EXHIBIT A – OPERATING AGREEMENT

EXHIBIT B – SUBSCRIPTION AGREEMENT

EXHIBIT C – SUITABILITY QUESTIONNAIRE

EXHIBIT D – ADDITIONAL INVESTMENT FORM

STATEMENT OF ADDITIONAL INFORMATION

ACP Strategic Opportunities Fund II, LLC,

a Delaware Limited Liability Company

A Private Offering of Limited Liability Company Units

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

(610) 688-4180

July 8, 2009

This Statement of Additional Information (“SAI”) is not a prospectus.  This SAI relates to and should be read in conjunction with the Private Placement Memorandum of ACP Strategic Opportunities Fund II, LLC (the “Fund”), dated July 8, 2009.  A copy of the Private Placement Memorandum may be obtained by contacting the Fund at the telephone numbers or address set forth above.

The information in this SAI is not complete and may be changed.  This SAI is not an offer to sell these Units and is not soliciting an offer to buy these Units in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Page

GENERAL DESCRIPTION OF THE FUND	1
INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS	1
INVESTMENT RESTRICTIONS	4
RISKFACTORS	5
FEES AND EXPENSES	12
UNITS OF THE FUND	13
PLAN OF DISTRIBUTION	13
USE OF PROCEEDS	15
REDEMPTIONS, REPURCHASES OF UNITS AND TRANSFERS	15
MANAGEMENT OF THE FUND	19
OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGERS OR MANAGEMENT TEAM	28
POTENTIAL CONFLICTS OF INTEREST	29
CODE OF ETHICS	35
BROKERAGE PRACTICES	35
ALLOCATION OF NET PROFITS AND NET LOSSES	35
ALLOCATION OF SPECIAL ITEMS	36
RESERVES	36
VOTING	36
TAXES	38
TAX TREATMENT OF FUND INVESTMENTS	43
ERISA CONSIDERATIONS	49
SUMMARY OF OPERATING AGREEMENT	50
OTHER SERVICE PROVIDERS	51
FISCAL YEAR	52
FINANCIAL STATEMENTS	52
PRIVACY POLICY STATEMENT	52

GENERAL DESCRIPTION OF THE FUND

The ACP Strategic Opportunities Fund II, LLC (the “Fund”) is a Delaware limited liability company which commenced operations in April 2002.  The Fund is a non-diversified, closed-end investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  However, its units (the “Units”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).  Ascendant Capital Partners, LP (the “Investment Manager”) invests the Fund’s assets in a “fund of funds” investment style whereby it invests in other unregistered investment funds (i.e., hedge funds referred to herein as “Underlying Funds”) that employ various investment styles.

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

The Investment Manager believes that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s investment objective. The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market.  It attempts to achieve this objective through the allocation of its assets among Underlying Funds.  The Investment Manager invests the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

The Investment Manager allocates the Fund’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments. The Underlying Funds may combine investment strategies.  The Underlying Funds invest in securities, options, as well as currencies and related options, and financial derivatives in each case when it is perceived that those investments are mispriced in relation to other investments. The Investment Manager selects Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s investment objective.

Generally, the Underlying Funds held by the Fund utilize one of three basic types of investment strategies all keeping within the long/short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic. This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Opportunistic strategies aim at seizing opportunities in both rising and falling markets.  Opportunistic strategies cover a wide range of risk and return combinations.  The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers.  This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio.  Futures and options on equity indices can be used to establish short exposure and manage risk.  Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value. In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics.  Quantitative security selection techniques are often used to identify and capture profits from mis-priced securities and to reduce risk by balancing long and short market exposures.  The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques.  The returns tend to have low correlations relative to benchmark indices.  Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven. This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy.  The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations.  Because investments are situation specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles.  Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

The Fund’s Underlying Funds generally trade in U.S. dollar denominated securities.  However, the Investment Manager may, in its discretion, select Underlying Funds that trade in non-U.S. markets and securities that are not U.S. dollar denominated. Some of the Underlying Funds utilized by the Investment Manager may effect transactions in commodity interests on domestic exchanges.

There can be no assurance that the Investment Manager will generate profits for the Fund.  Certain of the practices employed by the Underlying Funds, including short selling, leverage and limited diversification, can maximize the adverse impact on the Investment Manager’s investment portfolio.

The Investment Manager believes that a systematic due diligence and monitoring process is crucial in the identification and selection of superior investment managers of the Underlying Funds capable of generating the returns required to meet the Fund’s objective. The Investment Manager looks for Managers with extensive investment experience, a complete understanding of their investment strategy and risk controls. In addition, managers are selected based on the Investment Manager’s belief that the managers of the Underlying Funds will be able to deliver above average absolute returns, focus on the preservation of capital, and be able to perform well regardless of market conditions. Furthermore, managers are selected on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.

The Investment Manager, on a routine basis, follows the systematic screening, due diligence, selection, portfolio construction and monitoring processes described below.  The Investment Manager:

•
Screens hedge fund databases, extensive lists of personal contacts, recommendations and referrals for managers whose background, experience, investment style and performance meet the Investment Manager’s criteria;

•
Begins the due diligence process by reviewing performance, background and general information describing each manager’s investment style, investment philosophy, investment strategies, risk controls business plan, and growth prospects;

•	Visits the manager’s offices to have discussions, interview key employees and review trading and operation procedures. The Investment Manager also collects audited financial statements and references;

•	Reviews past performance through thorough analysis of past audited financials;

•	Interviews the manager’s auditors, lawyers, prime broker and clients, and performs background checks on key employees for past securities and criminal violations;

•	Groups managers with uncorrelated styles together so as to generate the desired stream of investment returns;

•	Captures monthly manager portfolios from each manager’s prime broker or applicable third party to monitor risk levels and review whether the stated strategies are being followed; and

•	Maintains personal contact with managers through periodic phone calls, on-site visits, and scheduled conference calls.

Policies relating to portfolio turnover:

Many factors may cause the Investment Manager to change its opinion of a manager and make an allocation change or even terminate a manager. The following are among criteria that the Investment Manager may consider in connection with the review or termination of a manager:

s	a change in investment style;

s	a significant increase or decrease in assets;

s	major business changes (i.e., change in auditor, prime broker, portfolio manager or other key employee);

s	change in performance (e.g. a large drawdown in one month would be cause for review);

s	unacceptable or insufficient explanations for performance in a certain time period;

s	information not received for review on a timely basis.

Historically, Underlying Fund turnover has averaged approximately 10% to 20% a year.

INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities. Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less.  The Fund's fundamental investment restrictions are as follows:

(1)	The Fund may not invest more than 15% of the Fund’s net assets in any one Underlying Fund.

(2)
The Fund may not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund's investments in Underlying Funds.

(3)
The Fund may not issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Fund may not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Units.

(4)
The Fund may not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)
The Fund may not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

(6)
The Fund may not purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the U.S. Commodity Futures Trading Commission, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)
The Fund may not purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

With respect to these investment restrictions, and other policies described in this SAI or the Fund’s Private Placement Memorandum, the Fund will not look through the Underlying Funds to their underlying securities.  If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Fund is non-fundamental.  Thus, it may be changed without a vote of a majority of the Fund's outstanding Units.  Except as otherwise indicated, the Fund's investment policies and restrictions are not fundamental and may be changed without a vote of the members of the Fund (the “Members”).

RISK FACTORS

Risks Associated With the Investment Manager

General. The Fund invests substantially all of its available capital (other than capital the Investment Manager determines to retain in cash or cash equivalents) in securities of private investment companies. Markets for such instruments in general are subject to fluctuations and the market value of any particular investment may be subject to substantial variation. The Fund’s investments generally consist of restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods, which may be several years. In addition to being illiquid, securities may be issued by unseasoned companies and may be highly speculative.

Underlying Fund Selection, Monitoring and Concentration. The Investment Manager follows a disciplined screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.  Although the Investment Manager seeks to select only Underlying Funds with managers who will invest the Fund’s assets with the highest level of integrity, the Investment Manager has no control over the day-to-day operations of the Underlying Funds.  As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

In most cases, the Fund has little ability to assess the accuracy of the valuations received from an Underlying Fund. Furthermore, these valuations are typically estimates only, subject to revision through the end of each Underlying Fund's annual audit.  Revisions to the Fund's gain and loss calculations is an ongoing process, and no appreciation or depreciation figure can be considered final until the Fund's annual audit is completed.

Certain securities in which Underlying Funds invest may not have a readily ascertainable market price. Such securities will nevertheless generally be valued by portfolio managers, with respect to the Fund, even though the portfolio managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation. If an Underlying Fund were to be unable to report its net value per share, or if the Investment Manager believed that such net asset value was unreliable, the Investment Manager would consult with the Administrator (as defined herein) to determine the fair value of the Underlying Fund’s interest, using the fair value procedures approved by the Fund’s board of directors (the “Board of Directors” or “Board”).

The Fund’s portfolio consists of securities of a limited number of Underlying Funds that may invest in the same or similar securities.  The Investment Manager seeks to reduce the company- and sector-specific risk of its portfolio by investing in certain Underlying Funds that are industry-, sector- or security-specific.  However, there can be no assurance that Underlying Funds with these characteristics will be made available to the Fund or that the Investment Manager will ultimately choose to invest in these types of Underlying Funds.  Concentrations in industries or sectors that produce unfavorable performance may cause the Fund to perform more unfavorably than a broadly diversified fund that has less exposure to those industries or sectors.

Investment decisions for the Underlying Funds are made by their respective portfolio managers entirely independent of each other and the Investment Manager.  As a result, at any particular time, one Underlying Fund may be purchasing shares of an issuer whose shares are either held or being sold by another Underlying Fund.  Consequently, the Fund could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

Investment Manager.  The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund and the Feeder Funds (as defined below).  It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows.  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those charged to the Fund.

Reliance on the Investment Manager. The likelihood that Members will realize income or gain from investing in the Fund will depend on the investment selection and monitoring by the Investment Manager and the acumen and expertise of its Chief Investment Officer, Gary E. Shugrue.  If Mr. Shugrue were to cease working for the Investment Manager, the Investment Manager might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Risks Related to the Fund

Special Risks of Fund of Funds Structure.  The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Fund does not have the protections of the Investment Company Act with respect to its investments in the Underlying Funds. Each Underlying Fund pays any performance-based allocations or fees for which they are obligated irrespective of the performance of the other Underlying Funds and the Fund generally.  Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Fund, and thus indirectly from Members, even if the Fund's overall investment return is negative.

Underlying Funds generally are permitted to redeem their interests in-kind.  Thus, upon the Fund's withdrawal of all or a portion of its interest in an Underlying Fund, the Fund may receive securities that are illiquid or difficult to value.  In such circumstances, the Investment Manager would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include distributions in kind to Members.

Control by a limited number of Members. A substantial majority of the Fund’s Units are held by a few Members.  The ACP Institutional Series Strategic Opportunities Fund and ACP Advantage Strategic Opportunities Fund (the “Feeder Funds”) together hold approximately 58.35% of the Fund’s outstanding Units as of May 31, 2009. The Feeder Funds are managed by a Board of Trustees, all of whom are directors of the Fund. The Investment Manager of the Fund is also the investment manager of the Feeder Funds. In addition, entities controlled by Robert E. Turner and family members hold approximately 26.91% of the Fund’s outstanding Units as of May 31, 2009. As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of directors.

Limited Liquidity for Members.  The Fund is a closed-end investment company designed primarily for long-term investors.  Units of the Fund will not be traded on any securities exchange or other market.  With very limited exceptions, Units are not transferable and liquidity will be provided only through limited semi-annual repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board of Directors in its complete and exclusive discretion. Since the Fund’s inception, the Fund has made eight (8) repurchase offers. The Investment Manager expects to recommend semiannual repurchases, although there are no assurances that it will do so. Furthermore, the Fund may invest in Underlying Funds that do not permit frequent withdrawals from the Underlying Funds.  Members will not be able to make a withdrawal from the Fund prior to the first anniversary of their initial investment in the Fund.  An investment in Units of the Fund should be considered only by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

If a repurchase offer is made, the Fund will offer to purchase only a small portion of its Units and there is no guarantee that a Member will be able to sell all of the Units that a Member desires to sell in any particular repurchase offer.  If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.  The potential for pro-ration may cause some Members to tender more Units for repurchase than they wish to have repurchased.

The Fund’s repurchase policy may have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Therefore, it may force the Underlying Funds to sell assets they otherwise would not sell. It also may reduce the investment opportunities available to the Underlying Funds and cause expense ratios to increase. In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases. This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining Members.

Tax Considerations and Delayed Tax Reporting.  The tax aspects of an investment in the Fund are complicated and each prospective investor should have them reviewed by professional tax advisors familiar with such investor’s personal tax situation and with the tax laws and regulations applicable to such investor and investment funds such as the Fund.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Underlying Funds.  An Underlying Fund’s delay in providing this information could delay the Fund's preparation of tax information for Members, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Fund's annual report.

The Fund has been advised that it will not be treated as a corporation for federal income tax purposes.  However, there can be no assurance that the Underlying Funds will not be treated as a corporation for federal income tax purposes. If an Underlying Fund is treated as a corporation, the distributions from such funds will be treated as dividends to the extent of such fund’s earnings and profits and neither the Fund nor its Members will report the income or loss of such fund.

Limited Ability to Examine or Verify the Valuations Provided by the Underlying Funds. The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors.  The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Fund, the Investment Manager and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of  the Board of Directors, the Investment Manager, or investment advisers to the Underlying Funds should prove incorrect. Investment advisers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

Illiquidity of Fund’s Holdings.  The Portfolio invests substantially all of its available capital in securities of the Underlying Funds.  These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods.

Risks Relative to Underlying Funds

Market Risks.  The profitability of a significant portion of the Fund’s investment program depends to a great extent on correct assessments of the future course of price movements of securities and other instruments.  There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.  The securities markets have in recent years been characterized by great volatility and unpredictability.  There is likely to be a significant degree of market risk assumed by one or more of the managers of the Underlying Funds.

Small Cap Securities.  The Underlying Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading cost.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies. In addition, in many instances, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.  The spreads between the bid and ask prices of the securities of these companies in the U.S. over-the-counter market typically are larger than the spreads for more actively traded securities.  As a result, the Underlying Funds could incur a loss if they were to sell such a security (or close a short position) a short time after its acquisition.  When making a large sale, an Underlying Fund may have to sell a portfolio holding at a discount from quoted prices or may have to make a series of small sales over an extended period of time because of the limited trading volume of smaller company securities.

Hedging Strategies.  The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options and the use of leverage (including, but not limited to, margin trading and investing in derivatives) and other strategies from time to time in order to “hedge” or offset investment risk.  Any hedging strategies discussed herein should be expected to increase the Underlying Funds’ transaction costs, interest expense and other costs and expenses.  These securities may also be subject to greater than ordinary investment risks and such investment strategies could result in material losses for the Underlying Funds.

Derivative instruments present special considerations and risks. Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities.  There can be no assurance that any particular strategy adopted will succeed. In adverse circumstances the use of derivatives may result in sudden and severe losses.

Short Sales.  A short sale results in a gain if the price of the securities sold short declines between the date of the short sale and the date on which securities are purchased to replace those borrowed. A short sale results in a loss if the price of the securities sold short increases. Any gain is decreased, and any loss is increased, by the amount of any payment, dividend or interest that an Underlying Fund may be required to pay with respect to the borrowed securities, offset (wholly or partly) by short interest credits. In a generally rising market, short positions may be more likely to result in losses because securities sold short may be more likely to increase in value.  A short sale involves a finite opportunity for appreciation, but a theoretically unlimited risk of loss.

To make a short sale, the Underlying Fund must borrow the securities being sold short. In this regard, it may be impossible for the Underlying Fund to borrow securities at the most desirable time to make a short sale.  In addition, there are rules prohibiting short sales of securities at prices below the last sale price, which may prevent the Underlying Fund from executing short sales of securities at the most desirable time.  If the prices of securities sold short increase, the Underlying Fund may be required to provide additional funds or collateral to maintain the short positions.  This could require the Underlying Fund to liquidate other investments to provide additional collateral, and such liquidations might not be at favorable prices.

Leverage; Borrowing. The Underlying Funds may be authorized to borrow money. To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investments.

If an Underlying Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings, or it may be forced to sell investments at disadvantageous times to repay borrowings.  An Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continuing interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings.  The Underlying Funds likely will sell their more liquid assets first to repay borrowings, thus increasing their concentration in private securities.

The rights of any lenders to an Underlying Fund to receive payments of interest or repayments of principal will be senior to those of the holders of an Underlying Fund’s Units, and the terms of any borrowings may contain provisions that limit certain activities of an Underlying Fund.  Payments of interest and fees incurred in connection with borrowings will increase an Underlying Fund’s expense ratio and will reduce any income the Underlying Fund otherwise would have available. An Underlying Fund’s obligation to make interest or principal payments on borrowings may prevent the Underlying Fund from taking advantage of attractive investment opportunities.

Foreign Investments.  An Underlying Fund may invest in securities of non-U.S. companies, which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges and representing interests in foreign securities. Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies. These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers of securities, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions, and in other respects.  In addition, the Underlying Funds may invest in securities of foreign governments (or agencies or subdivisions thereof), and some or all of the foregoing considerations may apply to such investments.

Securities Lending Arrangements.  An Underlying Fund may also lend securities to broker-dealers and other institutions as a means of earning additional income. If the borrower becomes insolvent or bankrupt, the Underlying Funds could experience delays and costs in recovering securities. To the extent that, in the meantime, the value of securities on loan declines, the Underlying Funds could experience further losses.

Repurchase Agreements.  An Underlying Fund may also enter into repurchase agreements, where it buys a security and simultaneously agrees to sell it back later at a higher price, or in reverse repurchase agreements, by which the Underlying Fund sells a security and simultaneously agrees to buy it back later at a higher price.  The repurchase date is usually within 7 days of the initiation of the agreement.  If the other party to a repurchase or reverse repurchase agreement becomes insolvent or bankrupt, the Underlying Fund may experience delays and incur costs in recovering payment or the securities.  To the extent that the value of the security purchased changes in the meantime, the Underlying Fund could experience further losses.  Repurchase agreements to which the Underlying Fund is a party must be fully collateralized.  Repurchase and reverse repurchase agreements can have effects similar to margin trading and other leveraging strategies.

Options.  Stock options that may be purchased or sold by the Underlying Funds include options not traded on a securities exchange.  Options not traded on an exchange or traded on a foreign exchange are not issued by The Options Clearing Corporation, therefore, the risk of nonperformance by the obligor on such an option may be greater and the ease with which the Underlying Funds can dispose of such an option may be less than in the case of an exchange traded option issued by The Options Clearing Corporation.

Options can be highly volatile investments and involve special risks. Successful investment strategies using options require the ability to predict future movements in securities prices, interest rates and other economic factors. An Underlying Fund’s efforts to use options (even for hedging purposes) may not be successful and could result in a reduction in the Underlying Fund’s total return.

The Underlying Funds may buy and sell options (including purchasing special expiration price options) to manage exposure to changing interest rates, security prices, currency exchange rates and precious metal prices.  Some options strategies, including buying puts and writing calls, hedge the Underlying Fund’s investments against price fluctuations. Other strategies, including writing puts and buying calls, tend to increase market exposure. Underlying Funds may invest in options based on any type of security, index or currency related to its investments, including options traded on foreign exchanges and options not traded on exchanges.  Options can be volatile investments involving a high degree of risk.  If an Underlying Fund applies a hedge at an inappropriate time or judges market conditions incorrectly, options strategies may reduce its return.  Options traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection if the other party to the contract defaults.  The Underlying Fund also could experience losses if the prices of option positions were to be poorly correlated with its other investments, or if it could not close its positions because of an illiquid secondary market.

Underlying Funds also may purchase put and call options on one or more baskets of securities of issuers in a particular industry or sector if it is believed that their value will increase or decrease generally as a group.

Portfolio Turnover.  The Underlying Funds generally have higher portfolio turnover than many other investment funds. The brokerage commissions and other transaction costs incurred by the Underlying Funds are generally higher than those incurred by investment funds with lower portfolio turnover rates. In addition, a high portfolio turnover will result in special tax considerations. See “Taxes” below.

Restricted Securities.  An Underlying Fund may invest in restricted securities that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Operating Deficits.  The Underlying Funds often trade securities actively and incur significant brokerage, custody and other transaction costs and expenses. These and other expenses of operating the Underlying Funds may exceed their income, thereby requiring that the difference be paid out of capital, reducing the Underlying Fund’s investments and potential for profitability.

Limited or No Distributions The Underlying Funds typically do not make substantial periodic distributions to Members and may not make any distributions at all. Instead, the Underlying Funds generally reinvest substantially all income and gain. Cash that might otherwise be available for distribution is likely to be reduced by payment of obligations of the Underlying Funds and establishment of appropriate reserves. As a result, if an Underlying Fund is profitable, Members (including the Fund) in all likelihood will be credited with net income, and will incur the consequent income tax liability, even though Members may receive little or no distributions of cash to cover that liability.

Performance Fees.  Most of the Underlying Funds pay a performance based fee. In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses. These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid. In addition, since performance fees are generally calculated based on unrealized as well as realized gains on securities positions, the amount of any performance fee ordinarily will be greater in any period than if it were based solely on realized gains.

FEES AND EXPENSES

Operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Members. The Fund incurs annual operating expenses that include, but are not limited to, the following expenses:

•
all costs and expenses directly related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	all costs and expenses associated with the registration of the Fund, certain offering costs and the costs of compliance with any applicable federal or state laws;

•
the costs and expenses of holding any meetings of any investors that are regularly scheduled, permitted or required to be held under the terms of the Fund’s Operating Agreement (“Operating Agreement”) or other applicable law;

•	fees and disbursements of attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

•	the fees of custodians and other persons providing administrative services to the Fund;

•	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Investment Manager;

•	all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Members;

•
all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisals and valuation services provided by third parties;

•	financial all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund; and

•	such other types of expenses as may be approved from time to time by the Investment Manager.

In certain cases, the Investment Manager may pay some of the above expenses and is subsequently reimbursed by the Fund.

UNITS OF THE FUND

The Fund will issue Units at an offering price based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value” at p.19 of the Fund’s PPM).  The Board of Directors may, from time to time, in accordance with the Operating Agreement, authorize the issue of additional Units at the then existing net asset value or series and classes of Units containing such terms and conditions, including conversion rights, sales, repurchase and other charges and terms of redemptions, as the Board of Directors may determine.  Each Unit participates ratably with all other outstanding Units in the Fund’s profits and losses and has the redemption rights described below.

No conversion or preemptive rights exist in connection with any Units.  All Units when duly issued will be fully paid and non-assessable.

PLAN OF DISTRIBUTION

The Fund is offering Units to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Each Member must also have a net worth of $1.5 million or more, subject to certain exceptions.  Each Member must have such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Fund and must be able to bear the economic risks of such an investment.  Members must initially subscribe for Units in an amount that equals or exceeds $250,000.  Additional subscriptions for Units will be subject to a minimum investment amount of $25,000.  The Investment Manager may waive this minimum.

Units will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s Custodian until the next Fund closing.

The Investment Manager has agreements with  Fidelity Brokerage Services LLC  and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Fund and the Feeder Funds  (collectively, the “ACP Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the ACP Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent.  In consideration for inclusion of the ACP Funds on the institution’s platforms and the additional services described above, the Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up front fixed dollar fee paid for the initial set up. Thereafter, the Investment Manager pays monthly or quarterly servicing fees ranging from 50 to 65 basis points per annum of the monthly market value of the shares of the Fund held in accounts with the financial institution.

Additionally, the Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These Additional Payments, which may be significant, are paid by the Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund.  In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by the Fund's servicing agent.

The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular mutual fund over other mutual funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund advisers and distributors, as well as how your financial consultant is compensated.

Investor Qualifications. Units are offered only to investors who are “accredited investors.” An accredited investor is an investor who meets one of the following standards:

(i)
Such investor, if a corporation, bank, trust, partnership or other entity, has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Units (and in the case of a trust, the purchase of the Units is directed by a sophisticated person);

(ii)	Such investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(iii)
Such investor is an organization described in section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (i.e., tax-exempt organizations) that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Units;

(iv)	Such investor is a natural person whose individual net worth or joint net worth with that person's spouse, at the time of purchase, exceeds $1,000,000;

(v)
Such investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(vi)
Such investor is an entity in which all of the equity owners are “accredited investors” (e.g., a revocable grantor trust, partnership, corporation or other entity where each of the equity owners is an accredited investor).

In addition, all investors must have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or invest at least $750,000 in the Fund or with other accounts managed by the Investment Manager.

Payment for Units.  Payment for Units ordinarily must be received in cash at the time the order is placed on the first business day of a calendar month.  The Board of Directors, in its sole discretion, may permit a grace period to facilitate a transfer of funds by the investor.

Investments by Tax-Qualified Retirement Plans.  Units are available for purchase in connection with certain types of tax-qualified retirement plans. Eligible investors may establish individual retirement accounts (“IRAs”); Employee Pensions (“SEPs”); other pension and profit sharing plans or 401(k) plans.  The purchase of Units may be limited by a plan’s provisions.

Investors considering establishing a retirement plan or purchasing any Units in connection with a retirement plan, should consult with their attorney or tax advisor with respect to plan requirements and tax aspects pertaining to the Member.

The illiquid nature of the Units may affect the nature of distributions from tax sheltered retirement plans and may affect the ability of participants in such plans to rollover assets to other tax sheltered retirement plans.

USE OF PROCEEDS

As described in the Fund’s PPM, the Fund invests all of its assets in the Underlying Funds. Pending investment by the Fund, the proceeds may be invested in high quality, short-term securities or placed in an interest-bearing account.

REDEMPTIONS, REPURCHASES OF UNITS AND TRANSFERS

No Right of Redemption.  No Member or other person holding a Unit or a portion of a Unit acquired from a Member has the right to require the Fund to redeem that Unit or portion thereof.  There is no public market for Units, and none is expected to develop.   Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Repurchases of Units.  The Board of Directors may, from time to time and in their sole discretion, determine to cause the Fund to repurchase Units or portions thereof from Members pursuant to written tenders by Members at such times and on such terms and conditions as they may determine. In determining whether the Fund should offer to repurchase Units or portions thereof from Members, the Board of Directors will consider the recommendation of the Investment Manager. Since its inception in 2002, the Fund has made eight (8) repurchase offers.  The Investment Manager expects to recommend semiannual repurchases, although there are no assurances that it will do so. In addition to considering the recommendation of the Investment Manager, the Board of Directors will also consider the following factors, among others, in making a determination to offer to repurchase Units:

•	whether any Members have requested to tender Units or portions thereof to the Fund;

•	the liquidity of the Fund's assets and the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Units or portions thereof;

•	the availability of information as to the value of the Fund’s interest in the Underlying Funds;

•	the economic condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Units or portions thereof.

The Fund will repurchase Units or portions thereof from Members pursuant to written tenders on terms and conditions that the Board of Directors determine to be fair to the Fund and to all Members or persons holding Units acquired from Members, or to one or more classes of Members, as applicable. The value of a Member's Unit (or the portion thereof) that is being repurchased will be determined based upon the value of the Member's capital account (or the portion thereof being repurchased) as of the Valuation Date (as defined below), after giving effect to all allocations that are made as of such date.  When the Board of Directors determines that the Fund shall repurchase Units or portions thereof, notice will be provided to Members describing the terms thereof, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Members who are deciding whether to tender their Units or portions thereof during the period that a repurchase offer is open may ascertain the approximate net asset value of their Units by contacting the Investment Manager prior to the date upon which such Member must decide whether to participate in the repurchase opportunity.  Under the repurchase procedures described therein, Members will have to decide whether to tender their Units for repurchase without the benefit of having current information regarding the value of the Units as of a date proximate to the Valuation Date.  In addition, there will be a substantial period of time between the date as of which Members must tender their Units and the date they can expect to receive payment for their Units from the Fund.

The Fund’s Operating Agreement provides that the Fund shall be dissolved if the Units of any Member that has submitted a written request for the repurchase of all of its Units by the Fund, in accordance with the terms of the Operating Agreement, are not repurchased by the Fund within a period of two (2) years of the date of the request.

Repurchases of Units or portions thereof from Members by the Fund may be made, in the discretion of the Fund, and may be paid in cash or by the distribution of securities in-kind or partly in cash and partly in-kind.  However, the Fund does not expect to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Units for repurchase.  Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Units or portions thereof from Members. Any in-kind distribution of securities may consist of marketable or non-marketable securities (valued in accordance with the Operating Agreement), which will be distributed to all tendering Members on a pro rata basis.  The Fund does not impose any charges in connection with repurchases of Units or portion of Units.

Due to liquidity restraints associated with the Fund's investments in the Underlying Funds and the fact that the Fund may have to effect withdrawals from those funds to pay for Units being repurchased, the Fund presently expects to employ the following repurchase procedures:

1.           Members choosing to tender Units (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the “Expiration Date”) which generally will be sixty (60) days before the date as of which Units are to be repurchased.  The Units (or portions thereof) will be valued as of the date on which Units are to be repurchased (the “Valuation Date”).

2.           The Fund will repurchase tendered Units on a pro rata basis in the event that Members tender more than the maximum percentage of Units offered for repurchase by the Fund or the Fund cannot efficiently liquidate underlying positions in order to repurchase Units for cash.

3.           Promptly after the Expiration Date, the Fund will give to each Member whose Units (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Unit (or portion thereof).  The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

4.           The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times. The first payment (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated value of the repurchased Units (or portion thereof), determined as of the Valuation Date.  The Investment Manager, in its sole discretion, may determine to waive the 5% holdback and authorize an Initial Payment of 100% of the estimated value of the repurchased Units.  Any Member that tenders 90% or more of its Units will be deemed to have liquidated its investment, and therefore, will receive an Initial Payment for the repurchased Unit determined as of the Valuation Date.  The Initial Payment will be made as of the later of (a) within thirty (30) days after the Valuation Date, or (b) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Units, within ten (10) business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from such Underlying Funds.

The second and final payment (the “Contingent Payment”) is expected to be in an amount equal to the excess, if any, of (a) the value of the repurchased Units (or portion thereof), determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date falls, over (b) the Initial Payment. It is anticipated that the annual audit of the Fund's financial statements will be completed within sixty (60) days after the end of each fiscal year of the

Fund and that the Contingent Payment will be made promptly after the completion of the audit. Members whose interests will be liquidated because they tendered 90% or more of their interests will receive a Contingent Payment.

5.           Although the amounts required to be paid by the Fund under the Promissory Notewill generally be paid in cash, the Fund may under certain limited circumstances notedabove pay all or a portion of the amounts due by the in-kind distribution of marketable or non-marketable securities.

The foregoing procedures may be amended by the Board of Directors from time to time and will be effective upon notification to the Members in accordance with the Operating Agreement.

Repurchases of Units by the Fund are subject to certain regulatory requirements imposed by the Securities and Exchange Commission (“SEC”) rules.  The Fund believes that the repurchase procedures described above comply with these requirements.  However, if modification of the Fund's repurchase procedures is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures designed to provide Members substantially the same liquidity for Units as would be available under the procedures described above.

A Member that tenders Units will generally have a taxable event when such Units are repurchased.  Gain, if any, will be recognized by a tendering Member only as and after the total proceeds received by the Member exceed the Member’s adjusted tax basis in the Units repurchased.  A loss, if any, will be recognized only after the Member has received full payment under the promissory note that will be given to the Member prior to the Fund’s payment of the repurchase amount.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Underlying Funds that the Fund has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Members tendering Units.

Payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover.  The Investment Manager intends to take measures (subject to such policies as may be established by the Board of Directors) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Units.

A Member who tenders for repurchase only a portion of such Member's Units will be required to maintain a capital account balance of at least $25,000.  If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such Member so that the required minimum balance is maintained.

The Fund may be required to repurchase a Unit or portion thereof of a Member or any person acquiring a Unit or portion thereof from or through a Member, and such person may be required to sell a Unit or any portion thereof, in the sole discretion of the Board of Directors, for any reason whatsoever.

In the event that the Investment Manager or an affiliate holds a Unit in its capacity as a Member, such Unit or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Fund.

The Board of Directors may cancel a repurchase offer or postpone the acceptance of Units if the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objective and policies in order to purchase Unit tendered pursuant to the Repurchase Offer or the Board of Directors determines that it is not in the best interest of the Fund to purchase Units pursuant to the Repurchase Offer.

Transfers of Units.  A Member may transfer his Units only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion); provided, however, that the Board of Directors may not consent to any transfer other than a Transfer (i) in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Fund and counsel to the Fund confirms that such Transfer will not cause the Fund to be taxable as a corporation.

The Operating Agreement provides that each Member in the Fund has agreed to indemnify and hold harmless the Fund, the Board of Directors and each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of the Operating Agreement or any misrepresentation made by such Member in connection with any such transfer.

MANAGEMENT OF THE FUND

The Board of Directors provides broad oversight over the affairs of the Fund. The day-to-day affairs of the Fund are managed by the Investment Manager, subject to the ultimate supervision of and any policies established by the Board of Directors, and pursuant to the terms of the Operating Agreement and the Investment Management Agreement between the Fund and the Investment Manager (the “Investment Management Agreement”).

Board of Directors.  The Board of Directors has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board of Directors exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The Board of Directors met four (4) times during 2008 in person.  The members (each a “Director”) of the Board of Directors are not required to contribute to the capital of the Fund or hold Units in the Fund. A majority of the Board of Directors are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Directors”) and perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Directors and brief biographical information regarding each Director is set forth below.  Unless otherwise noted, the business address of each Director is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Independent Directors

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
John Connors Age: 66 100 Matsonford Road Radnor, PA 19087	Director	Term: Indefinite Length: Since 2002
Portfolio Manager, Guyasuta Investment Advisors (Since 12/2000); previously, Portfolio Manager, Delaware Investments. N/A (1977-2000); portfolio manager Mellon Bank (1967-1977); Financial Analyst IBM (10/65-6/67)

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 70 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004
Senior Vice-President, Chief Investment Strategist, Envestnet/PMC (present)

President, Andres Capital Management (2007-2008); previously, Haverford Trust (2005-2007); Martindale Andres & Co. (1989-1994); President, Merrill Lynch Mortgage Capital (1970-1987);National Sales Manager, Municipal Securities, Kidder Peabody (1968-1970); Herbert J. Sims & Co. (1962-1964)Municipal Bond Division., J.P. Morgan (1957-1962).

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
James Brinton Age: 54 123 West Lancaster Ave. Wayne, PA 19087	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series)

(1)  James Brinton is President of the Robert J. McAllister Agency which receives compensation from the Funds for providing certain insurance brokerage services.  The Independent Trustees have determined that such compensation, which is less than $5,000 per year, does not disqualify Mr. Brinton as an Independent Trustee.

Interested Director

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
Mr. Gary Shugrue Age: 54 150 N. Radnor Chester Rd., C-220 Radnor, PA 19087	President, Chief Investment Officer and Director	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors; Quaker Investment Trust (8 series)

(1) Mr. Shugrue is deemed to be an “interested person” due to his position with and ownership in the Investment Manager.

The Board of Directors has overall responsibility for the management and supervision of the operations of the Fund.  Under the Operating Agreement, the number of directors is fixed from time to time by the Board of Directors. The number of directors is currently set at four.

Any vacancy in the position of Director may be filled by the remaining Directors, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy.

The Directors serve on the Board of Directors for terms of indefinite duration. A Director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon ninety (90) days’ prior written notice to the other Directors, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or by vote of the Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within sixty

(60) days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving.

The Operating Agreement provides that a Director’s responsibilities shall terminate if the Director (i) dies; (ii) is adjudicated incompetent; (iii) voluntarily withdraws as a Director (upon not less than ninety (90) days' prior written notice to the other Directors); (iv) is removed; (v) is certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) is declared bankrupt by a court with appropriate jurisdiction or files a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) has a receiver appointed to administer his property or affairs; or (viii) otherwise ceases to be a Director of the Fund under law. A Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

The Operating Agreement provides that a Director shall not be liable to the Fund or to any of its Members for any loss or damage caused by any act or omission in the performance of his or her services under the Operating Agreement, unless it is determined that such loss is due to an act or omission of the Director constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Director's office. Directors are also entitled to be indemnified to the fullest extent permitted by law against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the Director may be or may have been involved as a party or otherwise, or with which the Director may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director of the Fund or the past or present performance of services to the Fund by the Director, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by the Director by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such the Director’s office.  The rights of indemnification and exculpation provided under the Operating Agreement do not provide for indemnification under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law. Directors may also be entitled to advancement of expenses incurred in legal proceedings provided that the director undertakes to reimburse the Fund if it is ultimately determined that indemnification of such expenses is not authorized under the Operating Agreement.

Board Standing Committees. The Board of Directors has established the following standing committees:

Audit Committee. The Audit Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton, the Independent Directors of the Fund. The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Fund’s independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit

Committees) and reviewing the Fund’s annual financial statements with both management and the independent auditors. Prior to the formation of the Audit Committee in September 2007 the full Board acted as the Audit Committee. The Board, acting as the Audit Committee, met two (2) times in 2008.

As of the date hereof, the Board of Directors has determined that the Board's Audit Committee does not have an "audit committee financial expert," as the SEC has defined that term.  After  carefully  considering all of the factors involved in the definition of "audit committee  financial  expert," the Board determined  that none of the members of the audit  committee met all five  qualifications  in the  definition,  although some members of the Audit Committees met some of the qualifications.  The Board also determined that while the Audit Committee  members have general  financial  expertise, given the size and  activities of the Fund and in light of the nature of the  accounting and valuation  issues presented  over the past several years,  it did not  appear  that the Audit  Committee  members  lacked  any necessary skill to serve on the Audit Committee.

Nominating Committee. The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton.  The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. The Board, acting as the Nominating Committee, met two (2) times in 2008.

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee  reviews and evaluate each candidate’s  background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund’s Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

Fund Units Owned by Board Members.  The following table shows the dollar amount range of each Director’s “beneficial ownership” of Units of the Fund as of May 31, 2009.  Dollar amount ranges disclosed are established by the Securities and Exchange Commission. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

Independent Directors

Name	Dollar Range of Fund Units*	Aggregate Dollar Range of Units/Shares in All Registered Investment Companies Overseen by Director in Family of Investment Companies*
John Connors	$0	$0
James Brinton	$10,001 - $50,000	$10,001 - $50,000
Robert Andres	Over $100,000	Over $100,000
*As of 3/31/2009

Interested Director

Name	Dollar Range of Fund Units*	Aggregate Dollar Range of Units/Shares in All Registered Investment Companies Overseen by Director in Family of Investment Companies*
Gary E. Shugrue	$10,001 - $50,000	$10,001 - $50,000
*As of 5/31/2009

As of May 31, 2009, the following transactions in Fund Units have been effected by Directors:

Robert Andres - purchased $400,000 of Units on April 1, 2006.

Gary E. Shugrue - redeemed $100,000 of Units as of March 31, 2006 and $100,000 of Units as of June 30, 2007.

As of May 31, 2009, the following transactions in shares of beneficial interest of the Feeder Funds have been effected by Directors:

James Brinton - purchased $25,000 of Shares on February 1, 2008 of ACP Institutional Series Strategic Opportunities Trust (ACP Funds Trust).

Independent Directors Ownership of Securities

As of May 31, 2009, no Independent Director of the Fund owned securities in the Investment Manager or in an entity (other than ACP Funds Trust, a registered investment company) controlling, controlled by or under common control with the Investment Manager. As of such date, Gary E. Shugrue owned a majority of the outstanding securities of the Investment Manager and of the general partner of the Investment Manager.

Compensation of the Directors.

Independent Directors

Name and Position with Fund	2008 Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors 2008
John Connors, Director	$8,000	$0	$0	$8,000
James Brinton, Director	$10,000	$0	$0	$10,000
Robert Andres, Director	$10,000	$0	$0	$10,000

Interested Director

Name and Position with Fund	2008 Aggregate Compensation from the Fund(1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses(1)	Estimated Annual Benefits Upon Retirement(1)	Total Compensation from Fund and Fund Complex Paid to Directors 2007(1)
Gary E. Shugrue, Director	$0	$0	$0	$0
(1) Mr. Shugrue is employed by the Investment Manager and receives compensation in that capacity but does not receive compensation from the Fund for services as a Director.

The Independent Directors receive meeting fees of $2,500 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Directors do not receive fees for committee meetings. Interested Directors receive no annual or other fees from the Fund. All Directors are reimbursed by the Fund for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

Fund Officers.  Set forth below are the names, dates of birth, position with the Fund, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Fund.  Unless otherwise noted, the business address of each Officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. None of the Officers receive compensation from the Fund for their services as an Officer in fiscal year 2008.

Name, (Age) and address During the Past 5 Years	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director
Gary E. Shugrue, Age 54, Berwyn, PA	Investment Manager; Director	Term-Indefinite Length of Service- Since 2002	President & Chief Investment Officer of Ascendant Capital Partners, LP (since 2001); previously, General Partner of Argos Advisors (1988-2000).	BHR Fund Advisors; Quaker Investment Trust (8 series)
Stephanie Strid Davis, Age 38, Berwyn, PA	Chief Operating Officer; Director, Client Services and Fund Administration	Term-Indefinite Length of Service- Since 2001 (Director, Client Services and Fund Administration) and 2007 (Chief Operating Officer)	Chief Operating Officer (since 2007); Director, Client Services and Fund Operations, Ascendant Capital Partners, LP (since 2001) Chief Compliance Officer (since 2008)	None.

Investment Manager. Ascendant Capital Partners, LP, a Delaware limited partnership, serves as investment manager to the Fund.  The Investment Manager is responsible for formulating a continuing investment program for the Fund.  The Fund has entered into the Investment Management Agreement with the Investment Manager.  The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Fund’s investment portfolio is managed by the Investment Manager.  Gary E. Shugrue, who has over thirty-one (31) years investment experience, serves as Chief Investment Officer of the Investment Manager and is primarily responsible for managing the Fund’s assets.  Previously, he was General Partner of Argos Advisors, the manager of a family of hedge funds, from June 1988 until September 2000.  During his tenure at Argos Advisors, Mr. Shugrue was primarily responsible for operations, investment strategy and marketing for the firm. Mr. Shugrue received his B.S. degree in Accounting from Villanova University, and his MBA from the University of Pennsylvania – Wharton School.

The Investment Manager is controlled by its general partner, Ascendant Holdings LLC (“Holdings”).  Gary E. Shugrue owns a majority of the voting securities of Holdings and therefore controls the Investment Manager. In addition, Mr. Shugrue owns a majority of the limited partnership interests in the Investment Manager.  Stephanie Strid Davis, the Fund’s Chief Operating Officer and Director of Client Services and Administration, also holds limited partnership interests in the Investment Manager, as do Robert E. Turner and Mark Turner, Members in the Fund.

As of December 31, 2008, compensation received by the Fund’s Portfolio Manager, Gary E. Shugrue, is a fixed base salary, with a possible year-end bonus based on the financial performance of the Investment Manager.  However, Gary E. Shugrue, the Portfolio Manager, benefits not because of his bonus but because he is the controlling equity holder in the firm.  As such, the value of his equity and his distributions increase if the Fund’s assets increase and the Fund performs well, as described above. Other than as described above, the Portfolio Manager does not receive any compensation from the Fund, the Investment Manager or any other source with respect to management of the Fund and any other accounts.

         Although the Investment Manager does not receive an advisory fee based on account performance, the Investment Manager’s earns a greater percentage of assets as a management fee if annual performance of the Fund exceeds 6%.

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR MANAGEMENT TEAM

         Member. Gary E. Shugrue is also the portfolio manager for the two series of ACP Funds Trust (the “Feeder Funds”). The portfolios of the Feeder Funds invest exclusively in the Fund. The assets of the Feeder Funds as of May 31, 2009 were approximately $22,835,652.21

Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of May 31, 2009).	# of Accts where advisory fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance
Gary E. Shugrue	Registered Investment Companies (RICS):	2	$15 million $7.8 million	0	0
	Other Pooled Investment Vehicles:	0	$0	0	0
	Other Accounts:	0	$0	0	0

POTENTIAL CONFLICTS OF INTERESTS

The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund.  It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows.  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Funds as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager or the portfolio manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those charged to the Fund.

The investment decisions for the Fund are made independently from those for other accounts that may be managed by the Investment Manager.  The Investment Manager and its affiliates may have other clients and other accounts with investment objectives similar to those of the Fund.  The Investment Manager and its affiliates are permitted to make an investment decision on behalf of the Fund that differs from decisions made for, or advice given to, such other accounts and clients even though the investment objectives may be the same or similar, provided that the Investment Manager or its affiliates act in good faith and follow a policy of allocating over a period of time investment opportunities to the Fund on a basis intended to be fair and equitable relative to such other accounts and clients, taking into consideration the investment policies and investment restrictions to which such other accounts and clients and the Fund are subject. Neither the Investment Manager nor its affiliates are obligated to treat the Fund more favorably than the treatment provided to such other accounts and clients.

A potential conflict of interest may arise in that Gary E. Shugrue directs the ACP Funds Trust portfolios to invest in the Fund, for which he receives compensation.

As of May 31, 2009, Mr. Shugrue beneficially owned Units in the Fund having a value in the range of $10,001-$50,000.

The Investment Management Agreement provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of an investment or for any act or omission in carrying out its duties under the Investment Management Agreement, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of duties and obligations under the Investment Management Agreement, except as may otherwise be provided under applicable state or federal law which cannot be waived or modified by agreement.

Management Fee.  Pursuant to the Investment Management Agreement, the Investment Manager is entitled to receive an annual management fee (the “Management Fee”). The Management Fee is equal to 1.50% of the Fund’s net assets, subject to an adjustment (the “Management Fee Adjustment”) based on the Fund’s rolling twelve month return. Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Fund’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis. The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% *	-0.50%	1.00%
Equal to or Greater than 6.00% *	-----	1.50%
† Annualized
*Net of all Underlying Fund fees and expenses

For example, if the annual return of the Fund is 15% for the preceding twelve-month period, then the monthly Management Fee will be equal to one-twelfth of 1.50% of the Fund’s net assets.

For purposes of determining the Management Fee, net assets will be determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds.  The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds.  The overall fees payable by the Members may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

For the fiscal years 2006, 2007 and 2008, the Fund paid the Investment Manager $335,016; $664,065 and $532,633 respectively, under the Investment Management Agreement.

The Investment Manager agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007.  As of December 31, 2008, the receivable from the Investment Manager to the Fund totaled $55,334 which included a reimbursement by the Investment Manager of $15,000. The Investment Manager has entered into an agreement with the Fund’s

Board to repay all outstanding expense reimbursement accruals in order that the balance will be zero by December 31, 2011 if not sooner.  The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Fund's former administrator.

Included in the amount of the reimbursements paid to date is $178,003 which Gary E. Shugrue paid from his own personal resources.

Board Considerations in Approving the Advisory Agreement.  The continuance of the Investment Management Agreement must be specifically approved at least annually (i) by the vote of the Directors or by a vote of the Members of the Fund holding at least the majority of the outstanding Units and (ii) by the vote of a majority of the Directors who are not parties to the Investment Management Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board of Directors will call and hold a meeting to decide whether to renew the Investment Management Agreement for the upcoming year. In preparation for the meeting, the Board will request and review a wide variety of information from the Investment Manager.  The Directors will use this information, as well as information that other Fund service providers may submit to the Board, to help them decide whether to renew the Investment Management Agreement for another year.

The Investment Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Directors or by vote of a majority of the outstanding voting Units of the Fund on not less than thirty (30) days nor more than sixty (60) days written notice to the Investment Manager, or by the Investment Manager at any time without the payment of any penalty, on ninety (90) days written notice to the Fund.  The Investment Management Agreement will automatically and immediately terminate in the event of its assignment.

At its December 2008 meeting, the Board unanimously determined to renew the Investment Management Agreement between Ascendant Capital Partners LP and the Master Fund (the "Management Agreement") until December 2009.  Although the Board had generally renewed the Management Agreement for a 12-month period, as permitted by the Investment Company Act, the Board determined at its March 2008 meeting to renew the Management Agreement for a six-month period and to review the Management Agreement again in December 2008. The Board made this determination for two (2) reasons. First, the Board determined that it would be more convenient for Board members to attend an in-person meeting (which is required to approve the Management Agreement) in December rather than March. Second, the Board wanted to evaluate progress made by the Master Fund and the Investment Manager in adopting recommendations made by the Master Fund’s Chief Compliance Officer in the Compliance Report presented at the March 2008 Board meeting.

In reaching its determination to renew the Management Agreement for a subsequent 12-month period, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Master Fund and its members (including the investment performance of the Master Fund); (ii) the competitiveness of the management fee and total expenses of the Master Fund; (iii) the total costs of the services to be provided by and the profits to be realized by the Investment Manager and its affiliates from the relationship with the Master Fund; (iv) the extent to which economies of scale would be realized as the Master Fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of members.

In determining whether to renew the Management Agreement for the Master Fund, the Board ultimately reached a determination that the renewal of the Management Agreement and the compensation to be received under the Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

The Board reviewed the Investment Manager’s Form ADV, the Investment Manager’s personnel and their qualifications, additions to the Investment Manager’s personnel, services provided to the Master Fund and to other clients, and the Master Fund's performance. The Board considered the Investment Manager’s investment philosophy and strategy. The Board noted that Master Fund's performance was consistent with, and, in many respects, better than, competitive fund-of-funds products. The Board also considered the nature and extent of the Investment Manager’s supervision of third-party service providers and the Investment Manager’s compliance with the Master Fund's compliance policies and procedures. In this regard, the Board reviewed the revised compliance manual and program prepared since the March 2008 meeting. Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the Master Fund will benefit the Master Fund's members. The Board also considered the Investment Manager’s viability in light of its continued losses and significant market shocks. The Board determined that the Master Fund fared better than similarly situated funds during the 2008 market decline.

The Board considered the management fee charged to the Master Fund and total expenses compared to competitive funds. In its review of the Master Fund's total expenses, the Board considered the management fee as well as other Master Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that the management fee charged to the Master Fund was fair and reasonable in light of the services that the Master Fund receives and the other factors considered.

The Board considered the revenues earned and the expenses incurred by the Investment Manager in conducting the business of developing, marketing, distributing, managing, administering and servicing the Master Fund and its members. The Board also considered the level of profits, noting that, at current asset levels, the Investment Manager did not profit from managing the Master Fund. The Board also reviewed any fall-out benefits related to managing the Master Fund. The Board also reviewed changes in the Investment Manager’s third-party marketing arrangements.

As the Investment Manager is not currently profitable, the Board noted that, at current asset levels, the Master Fund does not provide any economies of scale for the Investment Manager. Similarly, the Board did not believe that fee breakpoints were appropriate.

In order to develop fully the factual basis for consideration of the Management Agreement, the Board requested additional information on several topics, including overall fees, the Master Fund’s marketing and distribution plans, and revenue sharing arrangements with third-parties.

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the management fee structure is fair and reasonable, and that the Management Agreement with the Master Fund should be renewed.

Control Persons and Principal Holders of Securities

The following table sets forth as of May 31, 2009 the number and percentage of Units beneficially owned by the Directors and the Executive Officers, individually and as a group, by owners of 5% or more of the Fund’s Units, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Units beneficially owned	Percentage of Units beneficially owned	Address
Interested Director
Gary E. Shugrue Director, President and Chief Investment Officer	2,252.956	0.08%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Independent Directors
Robert Andres, Director	56,589.782	2.03%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
John Connors, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
James Brinton, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Officer(s)
Stephanie Strid Davis, Director, Client Services, Fund Administration / Compliance	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Beneficial Owners of more than 5% and control persons
The Robert E. Turner Irrevocable Trust	261,736.949	9.39%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
The Robert E. and Carolyn W. Turner Foundation	131,947.783	4.73%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
Robert E. Turner and Carolyn W. Turner, (JTWROS),	356,463.306	12.79%	1205 Westlakes Drive Suite 100 Berwyn, PA 19312
Mark Turner and Christine M. Turner (JTWROS),	25,000.00	0.90%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
ACP Advantage Series Strategic Opportunities Fund	555,018.209	19.91%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
ACP Institutional Series Strategic Opportunities Fund	1,071,382.976	38.44%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
(1)	Feeder Funds

Units held by the Feeder Funds, each of which is a portfolio series of ACP Funds Trust (the “Trust”) are voted pursuant to the direction of the Board of Trustees of those funds and the recommendations of the Investment Manager. Under the SEC’s rules, the Feeder Funds and the Turner entities may be deemed to control the Fund.  As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of Directors. The Board of Trustees of the Trust consists of the same members as the Fund Board and, with respect to matters submitted to a vote of the Shareholder, the Trustees generally intend to vote the Units held by the Feeder Funds in the same proportion as the shareholders of the Feeder Funds vote their shares.

The following table sets forth as of May 31, 2009 the number and percentage of shares of the Trust beneficially owned by the Trustees and the Executive Officers of the Trust (as defined in SEC rules), individually and as a group, by owners of 5% or more of the Trust’s shares, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Shares beneficially owned	Percentage of Shares beneficially owned	Address
Interested Trustee
Gary E. Shugrue Trustee, President and Chief Investment Officer	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087
Independent Trustees
Robert Andres, Trustee	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087
John Connors, Trustee	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087
James Brinton, Trustee	1,922.034	0.16%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087
Control persons

All trustees and executive officers of the Fund as a group	1,922.034	0.16%

CODE OF ETHICS

The Fund and the Investment Manager each have adopted a code of ethics under Rule 17j-1 of the Investment Company Act that applies to their activities. The codes of ethics permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The codes are available on the EDGAR database on the SEC’s web site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

BROKERAGE PRACTICES

The Investment Manager seeks to execute each transaction for Underlying Funds at a net price that provides the most favorable cost for the Fund.  Most transactions on behalf of the Fund are conducted on a private placement basis and may be subject to commissions or placement agent fees payable to one or more brokers. In this regard, the Investment Manager is generally unable to seek competitive fees payable in such transactions.

The Investment Manager may retain the services of consultants and sub-advisers, which may be affiliates, if the Investment Manager determines it to be appropriate.

ALLOCATION OF NET PROFITS AND NET LOSSES

Net profits or net losses of the Fund for each allocation period are allocated among and credited to or debited against the capital accounts of all Members as of the last day of each allocation period in accordance with Members' respective investment percentages for such period.  Net profits or net losses are measured as the net change in the value of the net assets of the Fund

(including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during an allocation period), before giving effect to any redemptions of Units, and excluding the amount of any items allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.

Allocations for federal income tax purposes generally are made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior taxable years.

ALLOCATION OF SPECIAL ITEMS

Generally, any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more, but fewer than all of the Members,  are charged to only those Members on whose behalf the payments are made or whose particular circumstances gave rise to the payments. These charges are debited to the capital accounts of the applicable Members as of the close of the period during which the items were paid or accrued by the Fund.

RESERVES

Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) which the Fund may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserve is created, increased or decreased, as the case may be; provided, however, that if the reserve (or any increase or decrease therein) exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase, or decrease shall instead be charged or credited to those Members who were Members at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

VOTING

Each Member has the right to cast a number of votes based on the value of the Member’s respective capital account at a meeting of Members called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast. Members  are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Directors, approval of the Investment Management Agreement, and approval of the Fund’s auditors, and on certain other matters.  Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The Investment Manager acts as a fiduciary in relation to clients and the assets entrusted by them to its management. Where the assets placed in the Investment Manager’s care include voting securities, and except where the client has expressly reserved to itself the duty to vote proxies, it is the Investment Manager’s duty as a fiduciary to vote all proxies relating to such voting securities.

The Investment Manager has an obligation to vote all proxies appurtenant to voting securities owned by its client accounts in the best interests of those clients. In voting these proxies, the Investment Manager may not be motivated by, or subordinate the client's interests to, its own objectives or those of persons or parties unrelated to the client. The Investment Manager will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by the Fund and received by it. The Investment Manager shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.

Because the Investment Manager primarily invests client assets in funds exempt from registration and regulation under the federal securities laws, and since the interest it acquires in such funds typically is a non-voting limited partner or member interest (except under specified, often unusual circumstances), the Investment Manager does not expect there to be many (if any) meetings convened at which it is expected to vote shares or other interests held (or controlled) by it for the benefit of its clients.

Nonetheless, where client holdings are voting securities and a meeting of security holders is convened, the Investment Manager will take the following steps to carry out its fiduciary duties as to the client and its assets:

The Investment Manager will track shareholder meetings convened by companies whose voting securities are held by the Fund, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned by the Fund are voted in accordance with such determinations.

Consistent with these duties, the Investment Manager will rely principally upon         research received from, or otherwise delegate all or certain aspects of the proxy voting process to, Institutional Shareholder Services and its Proxy Voting Service (“PVS”) subsidiary. PVS is a separate investment adviser registered under the Advisers Act.

To the extent that it relies upon or delegates duties to PVS, the Investment Manager will periodically review the methods used by PVS to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. As appropriate, the Investment Manager will periodically satisfy itself that PVS operates a system reasonably designed to identify all such meetings and to provide the Investment Manager with timely notice of the date, time and place of such meetings.

The Investment Manager will further review the principles and procedures employed by PVS in making recommendations on voting proxies on each issue presented, and will satisfy itself that PVS's recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests.

Notwithstanding its belief that PVS's recommendations are consistent with the best interests of members and appropriate to be implemented for the Fund, the Investment Manager has the right and the ability to depart from a recommendation made by PVS as to a particular vote, slate of candidates or otherwise, and can direct PVS to vote all or a portion of the shares owned for the Fund in accordance with its preferences. PVS will vote any such shares subject to that direction in strict accordance with all such instructions.

Conflicts of Interest: The Investment Manager's stock is not publicly traded, and it is not otherwise affiliated with any issuer whose shares are available for purchase by the Fund. Further, no affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by the Fund. Therefore, it believes that any particular proxy issues involving companies that engage the Investment Manager, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the firm or the Fund.

Nevertheless, in order to avoid even the appearance of a conflict of interest, the officers of the Investment Manager will determine, by surveying the firm's employees or otherwise, whether the Investment Manager, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer's pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the firm will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence its decision to provide direction to PVS on a given vote or issue. Further to that end, the Investment Manager will adhere to all recommendations made by PVS in connection with all shares issued by such companies and held in the Fund, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review. The Investment Manager will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of the Fund.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by calling the Fund collect at (610) 688-4180 or on the SEC’s website at http://www.sec.gov.

TAXES

The following discussion addresses certain aspects of the income taxation of the Fund and its Members that should be considered by a prospective investor and does not purport to be a complete description of the income tax considerations applicable to such an investment.  This section is current as of the date hereof.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes

The discussion below is based upon the Code, Treasury Regulations thereunder (the “Regulations”) administrative and judicial interpretations thereof on the date hereof.  This discussion does not discuss the impact of various proposals to amend the Code that have not yet been finalized. This summary also does not discuss all of the tax consequences that may be relevant to a particular Member, to all Members that acquire Units other than for cash or to certain Members subject to special treatment under the federal income tax laws, such as insurance companies, banks, regulated investment companies, real estate investment trusts, personal holding companies, dealers in securities, an investor whose functional currency is not the U.S. dollar, an investor receiving an interest in the Fund as compensation, qualified plans and individual retirement accounts. Foreign persons, such as nonresident aliens, foreign corporations, and foreign trusts and estates could become subject to U.S. taxation and to the requirement of filing U.S. tax returns as a result of investing in the Fund.   This discussion does not discuss any aspects of foreign, state or local tax laws.  Unless otherwise stated, this discussion only deals with Members who are U.S. persons, meaning (i) citizens or residents of the United States, (ii) corporations or partnerships created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) estates whose income is subject to U.S. federal income tax regardless of source, or (iv) trusts, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have authority to control all substantial decisions of such trust.

The statutes, regulations and rules with respect to all tax matters discussed herein are constantly subject to change by Congress and the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decisions or administrative interpretations.  Hence, no assurance can be given that the interpretations described in this discussion will remain in effect.  Any such changes or new interpretations could be applied retroactively.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE FUND AND SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE SPECIFIC CONSEQUENCES UNDER U.S. FEDERAL TAX LAW, AND UNDER OTHER TAX LAWS, SUCH AS STATE, LOCAL AND NON-U.S. TAX LAWS, WHICH ARE NOT ADDRESSED HERE.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Fund’s Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans. Each prospective tax-exempt investor is urged to consult its own counsel regarding the acquisition of Units.

Classification of the Fund.  The Fund has been advised that under the provisions of the Code and the Regulations, as in effect on the date of the advice, the Fund will be treated as a partnership for federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation.

As an entity taxable as a partnership, the Fund is not itself subject to federal income tax. For income tax purposes, each Member will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund’s income, gain, loss and deductions for each taxable year of the Fund ending with or within the Member’s taxable year. Each item will have the same character to the Member, and generally will have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of the extent to which, or whether, the Members receive cash distributions for such taxable year, and thus the Members may incur income tax liabilities that exceed any distributions from the Fund.

Code section 7704(a) treats publicly traded limited partnerships that engage in active business activities as corporations for federal income tax purposes. Publicly traded partnerships include those whose interests: (a) are traded on an established securities market (including the over-the-counter market), or (b) are readily tradable on a secondary market or the substantial equivalent thereof. Units in the Fund will not be traded on an established securities market. Regulations under Section 7704 provide certain safe harbors under which interests in an entity taxable as a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Fund will not be eligible for any safe harbors provided by the Regulations.

The Regulations specifically provide, however that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. Rather, in this event the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations. We believe that, under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Regulations, interests in the Fund will not be readily tradable on a secondary market or the substantial equivalent thereof.

Based on the foregoing, counsel to the Fund, is of the opinion that the Fund should be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

The opinion of counsel described above, however, is not binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, as a result of a successful challenge to such opinion by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the Fund’s current or accumulated earnings and profits; and Members would not be entitled to report profits or losses realized by the Fund.

Allocation of Profits and Losses.  Under the Operating Agreement, the Fund’s net capital appreciation or capital depreciation for each allocation period is allocated among the Fund’s Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes. The Operating Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each Member’s Units and capital account for the current and prior fiscal years.

Under the Operating Agreement, the Board of Directors, has the discretion to allocate specially an amount of the Fund’s realized net capital gains and losses including short-term capital gain and loss for federal income tax purposes to a withdrawing Member to the extent that the Member’s capital account exceeds or is less than its federal income tax basis in its interest in the Fund. There can be no assurance that, if the Board of Directors makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Fund’s gains allocable to the remaining Members would be increased.

Fund Losses.  Should the Fund incur losses, the amount of such losses that may be deducted by a Member in any year is limited to the lesser of (1) its tax basis in its Fund interest,

or (2) with respect to individuals and certain closely held corporations, the Member’s amount “at risk” at the end of such year.  Fund losses that are not currently deductible by a Member under either the “at risk” or the tax basis limitations may be deducted in a subsequent taxable year to the extent that the Member has an additional amount of “at risk” investment in the Fund or tax basis, whichever limitation(s) are applicable as of the close of such year.  As a result of these limitations, a Member may not be able to deduct fully its allocable share of Fund losses in the year those losses are incurred.

The tax basis of a Member’s interest in the Fund includes the amount of money and the adjusted tax basis of other property contributed, increased by the Member’s share of Fund income (taxable and tax exempt), and its share of Fund liabilities (as determined under the Code and the Regulations), and decreased (but not below zero) by distributions (including redemption distributions) of money and the adjusted tax basis of distributed property, its share of any reduction in such Fund liabilities, and the Member’s share of Fund losses and nondeductible Fund expenditures not chargeable to capital account.

The amount that a Member will be considered to have “at risk” for a taxable year will be determined as of the close of the Fund’s taxable year.  Generally, a Member’s investment in a partnership will be considered “at risk” to the extent it is made with cash, property, or with the proceeds of a loan for which the Member is personally liable or which is secured by personal assets other than an interest in that partnership.  Such amount will be increased by the Member’s share of subsequent income of the Fund and decreased by the Member’s share of Fund losses and distributions (including redemption distributions).

Distributions to Members and Payment of Tax Liability.  The Fund has no present intention of making periodic distributions of its net income or gains, if any, to investors, and the Fund may not distribute any net income or gains at all. Whether or not distributions are made, Members will be required each year to pay applicable federal and state income taxes based on the Fund’s taxable income, and will have to pay these taxes from sources other than Fund distributions.  The amount and timing of any distributions will be determined in the sole discretion of the Board of Directors.

Tax Elections; Returns; Tax Audits.  The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a Member and transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754.  Under the Operating Agreement, at the request of a Member, the Board of Directors, in its sole discretion, may cause the Fund to make such an election.  Any such election, once made, cannot be revoked without the Service’s consent.  As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Directors does not presently intend to make such election.

However, even in the absence of such election, the Fund is required to adjust its tax basis in its assets in respect of all Members in cases of distributions by the Fund that result in a “substantial basis reduction,” as defined in the Code, in respect of the Fund’s property.  The Fund is also required to adjust its tax basis in its assets in respect of a transferee, in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a “substantial built-in loss,” as defined in the Code, in respect of the Fund’s property immediately after the transfer.  In each case, “substantial” refers to an amount in excess of $250,000.

The Board of Directors decides how to report the Fund items on the Fund’s tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency.  In the event the returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the Members.  A Director of the Fund who is a Member shall be designated as the Fund’s “Tax Matters Partner” in the Operating Agreement. Gary E. Shugrue has been designated as the Tax Matters Partner. In the event that no Director is a Member, a Member shall be designated.  The Tax Matters Partner has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members.  In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members’ tax liabilities with respect to Fund items. In addition, a federal income tax audit of the Fund’s information return may result in an audit of the returns of the Members, and such an audit could result in adjustments to items that are unrelated to the Fund as well as to related items.  Prospective investors should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the Service to any items in their individual returns, even if the challenge by the Service should prove unsuccessful.  The Fund will not be responsible for paying any expenses incurred by a Member in connection with an audit of its individual tax return or its participation in an audit of the Fund’s information return.

Tax Consequences to a Withdrawing Member.  A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its Units. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Fund.  However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Fund's “unrealized receivables” exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations).  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income.  A Member receiving a cash non-liquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Units.

As discussed above, the Operating Agreement provides that the Board of Directors may specially allocate items of Fund capital gain and loss (including short-term capital gain and loss) to a withdrawing Member to the extent its capital account would otherwise exceed or be less than, as the case may be, its adjusted tax basis in its Units. Such a special allocation of gain may result in the withdrawing member recognizing capital gain, which may include short-term capital gain, in the Member's last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Such a special allocation of loss may result in the withdrawing Member recognizing capital loss, which may include long-term loss, in the Member’s last taxable year in the Fund, thereby reducing the amount of loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal. For Members that receive liquidating distributions effective January 1 of a given year, these special allocations will be made in the year preceding the distribution.

Distribution of Property.  A partner’s receipt of a distribution of property from a partnership is generally not taxable.  However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii). The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” Assuming it so qualifies, if a Member is an “eligible partner,” which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF FUND INVESTMENTS

In General.  The Fund expects that it and the Underlying Funds will act as a trader or investor, and not as a dealer, with respect to securities transactions.  A trader and an investor are persons who buy and sell securities for their own accounts.  A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or investor on the sale of securities are capital gains and losses.  Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses and the gains and losses of the Underlying Funds from securities transactions typically will be capital gains and capital losses.  See “Currency Fluctuations – ‘Section 988’ Gains or Losses” below and certain other transactions described below.

Capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction.  Property held for more than one (1) year generally will be eligible for long-term capital gain or loss treatment.  The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to “Section 1256 contracts” may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization of gains and losses as long-term or short-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

The Fund and the Underlying Funds may realize ordinary income from accruals of interest and dividends on securities.  The Fund and the Underlying Funds may hold debt obligations with “original issue discount.”  In such case, the Fund generally would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year.  The Fund and the Underlying Funds also may acquire debt obligations with “market discount.”  Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund or the Underlying Funds.  The Fund and the Underlying Funds may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business.  Income or loss from transactions involving derivative instruments, such as swap transactions, entered into by the Fund or the Underlying Funds also may constitute ordinary income or loss.  Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.

Currency Fluctuations -- “Section 988” Gains or Losses.  The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar.  Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock.  However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

Section 1256 Contracts.  In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, foreign currency contracts and options contracts, held at the end of each taxable year are treated for federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year. If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules. Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.

Short Sales.  Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains.  Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year.  These rules may also terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed, or the property becomes substantially worthless.  However, if the Fund or an Underlying Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the underlying property, the Fund or an Underlying Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund or an Underlying Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale.  The subsequent holding period for any appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Effect of Straddle Rules on Members’ Securities Positions.  The Service may treat certain positions in securities held, directly or indirectly, by a Member and its indirect interest in similar securities held by the Fund or an Underlying Fund as “straddles” for federal income tax purposes.  The application of the “straddle” rules in such a case could affect a Member’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.

Limitation on Deductibility of Interest.  For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest or short sale expenses on “indebtedness properly allocable to property held for investment”). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses).  For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

For purposes of this provision, the Fund’s and the Underlying Fund’s activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member’s share of the interest and short sale expenses attributable to the Fund’s operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation.  The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Fund. Potential investors are advised to consult with their own tax advisors with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Noncorporate Members.  It is anticipated that the Fund’s expenses will be investment expenses rather than trade or business expenses. Investment expenses of an individual (and possibly the investment expenses of a trust or estate) are deductible only to the extent that such expenses exceed 2% of adjusted gross income.  Further, in the case of a Member that is a partnership having one hundred (100) or more partners and which has elected to be treated as an “electing large partnership,” 70% of such deductions will be disallowed, although the remaining deductions generally will be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual Members.  In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses.  Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount, or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.  Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

Pursuant to temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate investor's share of the trade or business expenses of the Fund. These limitations will apply, however, to a noncorporate investor's share of the investment expenses of the Fund (including the Management Fee), to the extent such expenses are allocable to an Underlying Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund. The Fund intends to treat its expenses attributable to an Underlying Fund that is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to such limitations, although there can be no assurance that the Service will agree.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer.  Accordingly, noncorporate Members, including trusts and estates, should consult their tax advisors with respect to the application of these limitations.

Application of Rules for Income and Losses from Passive Activities.  The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Regulations, income or loss from the securities trading activity of the Fund or an Underlying Fund generally will not constitute income or loss from a passive activity.  Therefore, passive losses from other sources generally could not be deducted against a Member’s share of income and gain from the Fund.  Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

“Phantom Income” from Investments.  As discussed in more detail below, pursuant to various “anti-deferral” provisions of the Code (particularly the “controlled foreign corporation” and “passive foreign investment company” provisions), investments, if any, by the Fund or an Underlying Fund in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Controlled Foreign Corporations.  Certain U.S. persons who hold stock in a foreign corporation that is a “controlled foreign corporation” (a “CFC”) for an uninterrupted period of thirty (30) days or more during a taxable year must include in their income their pro rata share of certain of the CFC’s “subpart F income” for the year, regardless of whether any portion of such income is distributed by the CFC to such shareholders. Subpart F income generally includes income or gain derived from portfolio-type investments, as well as rents and royalties (other than those derived from the active conduct of a trade or business, as defined in the Regulations).  Subpart F income also includes certain income attributable to the sale of personal property or the provision of services between the CFC and a related person.

A CFC is any non-U.S. corporation in which “United States shareholders” own, directly or indirectly, more than 50% of either (a) the total combined voting power of all classes of voting stock, or (b) the total value of the stock. For this purpose, a “United States shareholder” is a United States citizen, resident, partnership or domestic corporation that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of the corporation’s voting stock. As a result, the Fund will be a “United States shareholder” of any foreign corporation of which it owns, directly or is considered to own through its ownership of interests in the Underlying Funds, stock (or warrants, options or convertible debt to acquire stock) with 10% or more of the voting power, and such corporation will be a CFC if United States shareholders (including the Fund) own directly or by virtue of certain constructive ownership rules, more than 50% of the voting power or the value of the stock of such corporation. In such event, all Fund Members who are United States persons (including those with a less than 10% indirect interest in a CFC) will be taxed on their pro rata shares of such CFC’s subpart F income.

In addition, gain from the sale of the stock of such CFC to the extent attributable to the Fund’s pro rata shares of such CFC’s earnings and profits while a CFC and while the Fund owned (or was considered to own) its stock would be recharacterized as a dividend to the Fund, subject to tax at ordinary income rates with respect to Members who are U.S. persons.

Passive Foreign Investment Companies.  Fund investments, directly or through its ownership of interests in the Underlying Funds, in securities of certain companies outside the United States may result in the application of the rules relating to a passive foreign investment company (a “PFIC”). A PFIC generally is any foreign corporation if 75% or more of its gross income for the taxable year is “passive income,” or the average percentage of assets held by such corporation during the taxable year which produces passive income or which are held for the production of passive income is at least 50%. Stock of a PFIC owned by the Fund or an Underlying Fund would be treated as owned proportionately by the Fund’s Members.  The holder of stock of a PFIC is required to pay tax and a special interest charge on the receipt of an “excess distribution” or on gain recognized from the disposition of stock in the PFIC. Certain adverse tax consequences caused by the PFIC rules can be avoided if the PFIC Member (the Fund or the Underlying Fund as the case may be) elects to have its investment taxed under the qualified electing fund (“QEF”) rules. In general, under the QEF rules, a U.S. investor such as the Fund would include annually in its income its pro rata share of the earnings and profits of the PFIC whether or not distributed. The Fund may elect to mark-to-market the “marketable stock” in a PFIC, which is owned by the Fund. If such election were made, the Fund would include in its income in a taxable year the excess of the fair market value of the “marketable stock” over its adjusted basis. If the adjusted basis of such stock exceeds its fair market value, the Fund would be allowed a deduction equal to the lesser of (i) the amount of such excess, or (ii) the “unreversed inclusions” with respect to such stock. Any QEF election or mark-to-market election made by the Fund would be made by the Board of Directors, in its sole discretion, in any case in which the Fund invests in the securities of a PFIC.  The Board of Directors expects to make these elections on behalf of the Fund, if applicable, to the extent it receives the information needed to implement these elections.  It is not possible to determine whether or not any such election would be made by an Underlying Fund.

Foreign Tax Credit.  Income received by the Fund or an Underlying Fund from sources outside the United States may be subject to withholding and other income taxes imposed by foreign countries.  Each non-tax exempt United States Member will be required to include in its income an amount equal to its allocable share of such taxes paid and such Member will be entitled, subject to certain limitations, to credit its portion of these amounts against its United States federal income tax due, if any, or to deduct its portion from its United States taxable income, if any.

Unrelated Business Taxable Income.  Generally, an exempt organization (such as an employee benefit plan, individual retirement account or 401 (k) or Keogh Plan) is exempt from federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is an investor.  This general exemption from tax does not apply to the unrelated business taxable income (“UBTI”) of an exempt organization. UBTI includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition.  With respect to its investments in partnerships engaged in a trade or business, the Fund’s income, or loss, from these investments may be taken into account in determining UBTI of an exempt organization Member.

The Fund may incur “acquisition indebtedness” with respect to certain of its transactions and the transactions of the Underlying Funds. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat short sales of securities as not involving “acquisition indebtedness” and therefore not generating UBTI. The percentage of income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year which will be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

Since the calculation of the Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of indebtedness, if any, incurred by the Fund or the Underlying Funds from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Member which is an exempt organization.  An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

In general, if UBTI is allocated to an exempt organization such as an employee benefit plan, the portion of the Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI.  Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization.  However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI.  Charitable remainder trusts may not purchase Units.  A title-holding company will not be exempt from tax if it has certain types of UBTI.  A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund. See “ERISA Considerations.”

State and Local Taxation.  In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund.  State and local tax laws differ in the treatment of limited liability companies such as the Fund.  A few jurisdictions, but not Delaware where the Fund is organized, may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction.  Such taxes are frequently based on the income, capital and activity of the entity that is allocated to the jurisdiction.  Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  A Member’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident.

A limited liability company in which the Fund or an Underlying Fund acquires an interest may conduct business in a jurisdiction, which will subject to tax a Member’s share of the Fund’s income from that business. Members may be required to file tax returns in any such jurisdiction. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that investor is a resident.

ERISA CONSIDERATIONS

Prudence and Diversification.  Before authorizing an investment in Units of the Fund, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended, (“ERISA Plans”) should consider (i) whether the investment in such Units satisfies the prudence and diversification requirements of Section 404 of ERISA, (ii) whether such fiduciaries have authority to acquire such Units under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA) and (iii) whether the investment will result in unrelated business taxable income to the plan (see “Tax Treatment of Fund Investments – Unrelated Business Taxable Income”).  If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Accordingly, the Board of Directors requires all ERISA Plans proposing to invest in the Fund to represent, among other things, that: it, and any fiduciaries responsible for the Plan’s investments are aware and understand the Fund’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Fund; and (iv) it and any fiduciary responsible for the investment of the ERISA Plan’s assets specifically acknowledge that the Investment Manager of each Fund is neither an ERISA fiduciary nor otherwise responsible for determining whether the initial and continuing investment in a Fund satisfies the ERISA fiduciary responsibilities with respect to that ERISA Plan and that such investment is not a prohibited transaction with respect to the plan investor.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments, and may not engage in a transaction prohibited by the Code.  The fiduciaries of Tax-Qualified Plans acknowledge that they, and not the Investment Manager of any Fund, are responsible for determining whether the initial and continuing investment in a Fund satisfy the requirements of the Code with respect to such plans and have determined that such investment in fact satisfies those requirements.

ERISA imposes fiduciary obligations on any party that manages “plan assets” of an ERISA Plan.  Regulations under ERISA provide that the underlying assets of an investment company registered under the Investment Company Act are not treated as the assets of the individual ERISA Plan investors.  Accordingly, because the Trust is registered as an investment company under the Investment Company Act, the underlying assets of each Fund will not be considered “plan assets” of any Plan investing in a Fund for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code.  Thus, neither the Investment Manager nor any of its affiliates will be fiduciaries with respect to any ERISA Plans or Tax-Qualified Plans (collectively, “Plans”) investing in a Fund based solely on the Investment Manager’s  investment management of the Fund’s assets.

Decision to Invest in Units.  Certain prospective Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with the Investment Manager (or an affiliate thereof).  Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan investor. Generally, ERISA prohibits (and the Code imposes and excise tax on) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration. Accordingly, fiduciaries of Plans will be required to represent that the decision to invest in the Fund was made by a fiduciary independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

In short, it is the responsibility of any fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the Units of the Fund to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in the Fund should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code.

SUMMARY OF OPERATING AGREEMENT

The following is a summary description of additional items and of select provisions of the Operating Agreement which are not described elsewhere herein.  The description of such items and provisions is not definitive and is qualified in its entirety by reference to the Operating Agreement.

Members.  Members are considered “members” in the Fund for all purposes of the Delaware Revised Uniform Limited Liability Company Act (the “Act”).

Liability of Members.  Under Delaware law and the Operating Agreement, a Member will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being a Member, except that the Member may be obligated to make capital contributions to the Fund pursuant to the Operating Agreement to repay any funds wrongfully distributed to the Member. A Member may be required to contribute to the Fund, whether before or after the Fund’s dissolution or after the Member ceases to be a Member, such amounts as the Fund deems necessary to meet the Fund’s debts, obligations or liabilities (not to exceed for any Member, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of the Member’s Units and any other amounts received by the Member from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred).

Amendment of the Operating Agreement.  The Operating Agreement may be amended with the approval of (i) the Board of Directors, or (ii) a majority of the outstanding Units of the Fund. Certain amendments involving capital accounts, allocations thereto and the modification of events causing dissolution of the Fund may not be made without the written consent of any Members adversely affected thereby or unless each Member has received notice of such amendment and any Member objecting to such amendment has been allowed a reasonable opportunity to tender all of its Units for repurchase by the Fund.

Power of Attorney.  By purchasing Units in the Fund and by signing the Operating Agreement (which each Member does by virtue of signing the Subscription Agreement), each Member will appoint each Director, acting severally, and any liquidator as his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the Operating Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the Operating Agreement is a special power-of-attorney coupled with an interest in favor of each of the Directors and the liquidator and as such is irrevocable and continues in effect until all of such Member’s Units in the Fund are repurchased or transferred to one or more transferees that have been approved by the Board of Directors for admission to the Fund as substitute Members.

Term, Dissolution and Liquidation.  The Operating Agreement provides that the Fund will be dissolved: (i) upon the affirmative vote to dissolve the Fund by: (a) the Board of Directors or (b) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; (ii) upon the failure of Members to elect a successor Director at a meeting called by the Investment Manager when no Director remains to continue the business of the Fund; (iii) upon the expiration of any two (2) year period that commences on the date on which any Member has submitted a written notice to the Fund requesting to tender all of its Units for repurchase by the Fund if such Units have not been repurchased by the Fund; or (iv) as required by operation of law.

Upon the dissolution of the Fund the Board of Directors will appoint the Administrator as the liquidator and the Administrator will liquidate the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Directors or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner: (x) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection with dissolution), up to and including the date that distribution of the Fund's assets to the Members has been completed, will be paid on a pro rata basis; (y) then such debts, liabilities or obligations owed to the Members in their order of seniority and on a pro rata basis; and (z) then the Members will be paid on a pro rata basis in accordance with their respective capital accounts after giving effect to all allocations to be made to such Members' capital accounts for the allocation period ending on the date of the distributions. The Board of Directors or other liquidator may distribute ratably in kind any assets of the Fund.

OTHER SERVICE PROVIDERS

Administrator and Dividend Paying Agent. Pinnacle Fund Administration, LLC (“Pinnacle”), serves as the administrator and dividend paying agent for the Fund.  Pinnacle is an independent and privately owned full services hedge fund administrator servicing both domestic and offshore funds.  It provides general management related services to the Fund, including those relating to valuation of the Fund’s assets. Pinnacle is located at 8008 Corporate Center Drive, Suite 310, Charlotte, NC 28226.

Custodian. UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager.  Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

Independent Registered Public Accounting Firm.  Deloitte & Touche LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

FISCAL YEAR

The Fund’s fiscal year ends on December 31st.

FINANCIAL STATEMENTS

Financial Statements for the Fund including the report of the independent registered public accounting firm are incorporated by reference from the Fund’s annual report for the year ended December 31, 2008 and semiannual report for the period ended June 30, 2008, copies of which can be provided upon request.

PRIVACY POLICY STATEMENT

The Fund and the Investment Manager collect non-public personal information about investors from information received on subscription documents and other forms and information required in connection with a subscription for Units and information concerning Member’s transactions with the Fund. The Fund  and  the  Investment Manager  will  not  disclose  any  non-public personal information  relating to current or former  investors  except in connection with the administration, processing and servicing of repurchases and subscriptions or to the Fund's  administrators,  accountants and attorneys,  in each such case subject to  customary  undertakings  of  confidentiality.  The Fund and the Investment Manager restrict access to non-public personal information relating to investors to personnel of the Fund and the Investment Manager and other personnel who need to know that information in connection with the operation of the Fund.  The Fund maintains physical, electronic and procedural controls to safeguard the Fund’s non-public  personal  information relating to investors.

ACP Strategic Opportunities
          Fund II, LLC

Financial Statements for the Year
Ended December 31, 2008

2008 Overview	ACP Strategic Opportunities Fund II, LLC
Strategy Objective

The ACP Strategic Opportunities Fund II, LLC (“the Master Fund”) seeks capital appreciation through investments focused in long/short equity hedge funds. The main objective is to generate long-term absolute returns similar to those of stocks, but with significantly less volatility. In general, the Master Fund will maintain a net positive exposure to equity markets, though that exposure will vary based on tactical decisions and underlying manager objectives. The Master Fund seeks to generate returns that are not highly correlated with traditional stock investments, thereby providing investors with an opportunity for improved diversification of their overall portfolios.

Performance Review and Update

During the fourth quarter of 2008, the Strategic Opportunities Fund II decreased in value by -4.50 % net of fees. This compares to a loss in the S&P 500 of 21.95% and a loss in the Russell 2000 of 26.34% . For the full year of 2008, our strategy is down 9.60 % which compares favorably to losses in the S&P 500 and Russell 2000 of 37.00 % and 34.65% respectively. In addition the average U.S. diversified equity mutual fund declined by 37.5% during the year. Since inception, April 2, 2002, the cumulative return of the Master Fund is up 32.5% net of all fees compared to the S&P 500 Index return of -10.5% during the same period.

2008 was a historically bad year for the equity markets. It was the worst ever for the NASDAQ and the third worst for both the S&P 500 and the DJIA. From the start, the market was dominated by macro events making it difficult for our managers whose strategies are based on individual company fundamentals. Fortunately our risk controls were able to keep losses to a manageable level so we do not have to go far to get back into the black. A 10.64% gain recoups our 2008 loss while the S&P 500 has to rise by 59% to get back to even from their 2008 losses.

It was also a very tough year for the hedge fund industry---the worst year ever. The HFRI Fund Weighted Composite Index was down 18.36% and the HFRI Fund of Funds Composite Index lost 20.68% . Once again, while we think we performed very well in a relative sense, we never like to lose money for our investors.

During the fourth quarter of 2008 our hedge fund managers’ performance ranged from -20.12% to +7.00% . For the year the performance range was -28.20% to +11.18% . As the year progressed the extreme volatility and unfavorable environment caused our managers to lower their exposures. At year-end the gross exposure of our Fund was 80.56% while the net exposure was 11.54% . As an investor, we do not mind having our managers raise cash when they believe the risk/reward outlook for their strategy is cloudy. The main concern for each of our managers is to protect capital. Unlike most traditional long only equity managers, our portfolio of long/short equity managers have no mandate to stay fully invested.

During the fourth quarter of 2008, we put full redemption requests in for two of our underlying managers. One was due to style drift and the other was driven by operational concerns because of a significant drop in the manager’s assets under management. Both returned the majority of our investment in mid January. The remaining 10% will be sent in March after the funds’ annual audits are completed. Unlike many other hedge fund strategies, we have had no problem meeting investor redemption requests. This is another advantage of focusing solely on a liquid, transparent strategy such as long/short equity.

While we are never happy with a negative year of performance we are very proud of our long term record. Our goal has always been to deliver equity-like returns with a focus on preserving capital. Since our inception in 2002, we have managed to outperform the S&P 500 by over 6% per year while incurring only a 1/3 of the volatility, as measured by the standard deviation of the monthly returns. Put another way, $100 invested in an S&P 500 index fund on April 1, 2002 was worth about $89 on December 31, 2008. By comparison, $100 invested in the ACP Strategic Opportunities Fund II on the same date is now worth $132….a difference of 48% net of fees. Importantly, these returns have been earned in a very transparent manner using publicly traded, market priced equities.

Looking forward into 2009 we feel very good about the prospects for our Master Fund. Our managers are seeing many opportunities on both the long and short sides of the market. They expect a choppy bottoming period as the market learns to deal with the fallout from 2008’s severe credit crunch. Such an environment would not be unusual after big drops like we saw last year. A recent publication stated that from 1932 to 1940 there were five rallies that averaged 93% and from 1972 to 1982 there were six rallies that averaged 33%. Point to point in both of these periods, the overall market went nowhere but the volatility created numerous opportunities in individual securities. During a similar period, after the severe decline in 2002, we had our best year ever.

Industry Update

“I do not care to belong to a club that accepts people like me as members”
          -Groucho Marx

Exclusive. Secret. Proprietary. These are words that have often been used when describing hedge funds. Investors in funds using these adjectives are asked to forego normal transparency and be glad that they have been accepted into these selective clubs. Sadly, the recent Madoff scandal proves that marketing pitches like this work. Investors, some supposedly sophisticated, overlooked many basic, common sense due diligence requirements because they desperately wanted access to his supposedly “elite” firm. Somehow, Bernie had found a way to make money in both up and down markets and you were fortunate if he accepted you as a client. He did not like to talk about his strategies lest he reveal his secrets and they lose their effectiveness. We now know what the secret was.

As a marketing strategy, there is no doubt that exclusivity and secrecy sell. However, from an investment standpoint, there is little if any truth to this facade. I have been in the hedge fund business for over twenty years, twelve as a hedge fund manager and over eight as a fund of funds manager. I have looked at hundreds of hedge funds employing all sorts of different investment strategies. There is no one strategy or technique that always does well. If one does it is quickly mimicked and rapidly loses its effectiveness. The vast majority of managers I have seen are hard working professionals, employing basic strategies, who have their client’s best interest at heart. Those who succeed do so through a combination of hard work, good judgment, discipline and integrity. There are few secrets but it is hard to find managers who exhibit all four of these traits. It is our full time endeavor to source, evaluate and invest with individuals who exhibit all of these qualities.

The strategy we pursue (long/short equity) is the oldest and largest strategy in the hedge fund business. Because of its potential risk and return profile we believe it should be viewed as a core holding in an investor’s asset allocation. When used in conjunction with traditional investments it has the potential to lower volatility and create more wealth over time. Importantly, the strategy is implemented with traditional investments. It is transparent because it is executed through the use of common stocks which are priced by the market every day. There is little, if any, leverage involved. Lastly, performance can be verified by third parties such as administrators, prime brokers and auditors. The major difference with what our strategy employs versus a traditional long only manager is short selling. This should be understood before clients consider an investment into these types of strategies.

The events of the last year have had a dramatic and lasting effect on the hedge fund business. Many strategies will go away and there is no doubt that there will be increased regulation and oversight. Like Groucho, investors need be more discerning. Performance, size or reputation alone is not enough. Many firms possessing all three of these attributes were among the biggest losers last year. Understanding all of the risks and having reputable third-party oversight are essential no matter the size of the firm.

We do not expect to see a decline in the desire for non-correlated investment strategies. Diversification remains critical to lowering portfolio volatility and helping compound wealth over time. Traditional investments alone have proven themselves unable to meet this need. Investors will want solutions to meet this need but will look to simpler, basic, transparent strategies that they can understand. We feel that long/short equity can fulfill this role and, as a result, has a very bright future.

We hope this discussion has given you a better understanding of the strategy we pursue. If you have any questions or would like to discuss some of the thoughts in this letter, please contact us. We welcome your calls and want to continue to be as transparent as possible regarding how we manage your money. Thank you for this opportunity to be of service.

All the best,

Gary E. Shugrue
President and Chief Investment Officer
Ascendant Capital Partners, LP

Performance shown for the previously mentioned ACP Strategic Opportunities Fund II, LLC is net of all expenses charged to shareholders. Information regarding the strategy set forth herein, including discussions regarding performance and Ascendant’s investment strategies, are qualified by reference to the Private Placement Memorandum. The memorandum contains important information about fees and expenses, as well as risks associated with an investment in the Fund. Please read it carefully before you invest or send money. This Fund may not be suitable for all investors. Past performance is no guarantee of future results and investors may suffer losses, including loss of principal, in connection with an investment in the strategy.

The Fund is available only to investors who are “accredited investors” under Regulation D promulgated by the SEC under the Securities Act of 1933. Each investor must also have a net worth of $1.5 million or more, subject to certain exceptions. Each investor must have such knowledge and experience in financial and business matters so that such investor is capable of evaluating the merits and risks of this investment and must be able to bear the economic risks of this investment.

The indices illustrated herein are unmanaged indices. You cannot invest in an index. Index returns do not reflect the impact of any management fees, transaction costs or expenses. The index information seen here is for illustrative purposes only, and is not reflective of the performance of Ascendant Capital Partner funds.

The S&P 500 Index is an unmanaged index composed of U.S. Large Cap Stocks with a market capitalization of $3 billion or more.

The Russell 2000 Index is composed of U.S. Small Cap Stocks. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set. The Russell 2000 includes the smallest 2000 securities in the Russell 3000.

Risk Factors

  Hedge funds generally offer less liquidity than other investment securities, and are generally not subject to regulation under the U.S. federal securities laws.
  Hedge funds are often dependent for their success upon the efforts of one or a relatively few number of individuals.
  Hedge funds typically offer only periodic redemptions, and there is generally no secondary market for investors to access for liquidity purposes.
Funds that invest in hedge funds, such as those managed by Ascendant, present additional considerations for investors:

  These funds are dependent upon the ability of their advisers to select and hold individual hedge funds.
  Investors in these funds cannot readily sell or dispose of their interests in the secondary market, and may look only to the funds for periodic (and, possibly, limited) liquidity.
  The fund of funds structure adds additional fees and expenses, which can materially impact an investor’s returns.

ACP Strategic Opportunities Fund II, LLC

For the Year Ended
December 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of
ACP Strategic Opportunities Fund II, LLC

We have audited the accompanying statement of assets, liabilities and members’ capital of ACP Strategic Opportunities Fund II, LLC (the “Master Fund”), including the schedule of investments, as of December 31, 2008, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Master Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the Underlying Funds and custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ACP Strategic Opportunities Fund II, LLC as of December 31, 2008, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the financial statements include investments in Underlying Funds, valued at $32,764,104 (82.47% of total assets) as of December 31, 2008, whose fair values have been estimated by management in the absence of readily determinable fair values. Management's estimates are based on information provided by the managers of the Underlying Funds.

/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
February 27, 2009

ACP Strategic Opportunities Fund II, LLC

Schedule of Investments - December 31, 2008

Investments	Percentage of Member's Capital	Fair Value
Underlying Funds
Long/Short Equity ^#

Consumer
Tiedemann/Falconer Partners, L.P. (cost $2,000,000)	7.7%	$2,727,455
Zeke, L.P. (cost $1,090,000)	3.5%	1,249,884
	11.2%	3,977,339
Financial Services
Castine Partners, L.P. (cost $3,000,000)	11.2%	3,998,886

Large Cap Value
Aristos Capital, L.P. (cost $1,500,000)	4.1%	1,451,573
Healy Circle Partners, L.P. (cost $1,808,000)	5.4%	1,940,251
	9.5%	3,391,824
Mid Cap Growth
JetStream Global Institutional Fund, L.P. (cost $1,500,000)	6.3%	2,261,471

Natural Resources
Hard Assets Partners, L.P. (cost $2,000,000)	6.8%	2,423,393
Harpswell Capital Partners, L.P. (cost $1,000,000)	2.9%	1,046,329
	9.7%	3,469,722
Small Cap Growth
Akahi Fund, L.P. (cost $3,000,000)	9.2%	3,271,136
Bluefin Investors, L.P. (cost $2,500,000)	8.1%	2,885,223
	17.3%	6,156,359
Small Cap Value
Rivanna Partners, L.P. (cost $2,500,000)	7.9%	2,805,798
Technology
Brightfield Partners, L.P. (cost $2,190,000)	5.4%	1,917,607
Connective Capital I, L.P. (cost $2,250,000)	7.7%	2,726,772
STG Capital Partners (QP), L.P. (cost $2,000,000)	5.8%	2,058,326
	18.9%	6,702,705

Total Long/Short Equity (cost $28,338,000)	92.0%	32,764,104

Money Market:
Federated Treasury Obligations Fund (cost $3,258,241)	9.1%	3,258,241
Total Money Market (cost $3,258,241)	9.1%	3,258,241

Total Investments in Underlying Funds (cost $31,596,241)*	101.1%	$36,022,345
Other Assets and Liabilities	-1.1%	(400,674)
Members' Capital	100.0%	$35,621,671

# - Non-income producing securities

^ - Securities in private placement transactions and as such are restricted as to resale. Total cost and fair value of restricted securities as of December 31, 2008 was $28,338,000 and $32,764,104 respectively.

* - Cost for Federal income tax purposes approximates the amount for financial statement purposes. Net unrealized appreciation (depreciation) consists of:

Gross Unrealized Appreciation	$4,746,924
Gross Unrealized Depreciation	(320,820)
Net Unrealized Appreciation	$4,426,104

All assets other than cash investments, which represent 9.1% of the portfolio, should be considered illiquid investments. In this regard, all Underlying Funds should be considered illiquid investments. These investments represent 92.0% of the Master Fund. The liquidity provisions of each Underlying Fund are described in the notes to the Financial Statements

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Assets, Liabilities and Members' Capital
December 31, 2008

Assets:
Investments in underlying funds, at fair value (cost, $31,596,241)	$36,022,345
Receivables:
Redemption from underlying fund	3,639,923
Receivable from Investment Manager	55,334
Due from affiliates	2,000
Dividends	606
Other assets	10,397

Total assets	39,730,605

Liabilities:
Withdrawals payable	3,952,047
Contributions received in advance	75,000
Accrued expenses:
Professional fees	72,513
Accounting and administration fees	4,930
Directors' and officer's fees	2,750
Other accrued expenses	887
Custody fees	807

Total liabilities	4,108,934

Members' capital	$35,621,671

Members' capital
Represented by:
Capital contributions (net)	$31,784,935
Accumulated net investment loss	(2,340,149)
Accumulated net realized gain on investments	1,750,781
Net unrealized appreciation on investments	4,426,104

Members' capital	$35,621,671

Units Outstanding (100,000,000 units authorized)	2,684,232

Net Asset Value per Unit (offering and redemption price per unit)	$13.27

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Operations
Year ended December 31, 2008

Investment Income
Dividends	$37,597
Other	6
Total investment income	37,603

Expenses
Investment management fee	532,633
Professional fees	236,536
Accounting and administration fees	61,826
Board of Directors' and officer's fees	60,750
Insurance expense	18,500
Custody fees	5,393
Other expenses	23,347
Total expenses	938,985

Net investment loss	(901,382)

Realized and unrealized gain (loss) from investments
Net realized gain from investments in underlying funds	12,509
Net decrease in unrealized appreciation on investments in underlying funds	(3,136,544)
Net realized and unrealized gain (loss) from investments	(3,124,035)

Net decrease in members' capital resulting from operations	$(4,025,417)

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Changes in Members' Capital

	For the Year Ended	For the Year Ended
	December 31, 2008	December 31, 2007
Members' capital - beginning of year	$37,450,115	$27,129,830
Capital contributions	10,192,342	9,053,753
Capital withdrawals	(7,995,369)	(2,575,530)
Net investment loss	(901,382)	(593,356)
Net realized gain from investments in underlying funds	12,509	975,721
Net decrease in unrealized appreciation on investments in
underlying funds	(3,136,544)	3,459,697
Members' capital - end of year	$35,621,671	$37,450,115

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Cash Flows
Year ended December 31, 2008

Cash flows from operating activities:
Net decrease in members' capital resulting from operations	$(4,025,417)
Adjustments to reconcile net decrease in partners' capital resulting from operations to net cash used in operating activities:
Net realized gain from investments in underlying funds	(12,509)
Net change in unrealized appreciation on investments in underlying funds	3,136,544
Cost of investments in underlying funds purchased	(8,500,000)
Proceeds from redemptions of investments in underlying funds	6,962,509
Net purchase of money market fund	(1,370,183)
Increase in receivable for redemption of underlying funds	(1,025,936)
Decrease in receivable from Investment Manager	15,000
Decrease in dividends and interest receivable	2,950
Decrease in other assets	720
Increase in accrued professional fees payable	12,013
Increase in accounting and administration fees payable	242
Decrease in custody fees payable	(1,777)
Increase in directors' and officer's fees payable	2,750
Increase in other accrued expenses	887

Net cash used in operating activities	(4,802,207)

Cash flows from financing activities:
Capital contributions received (net of contributions received in advance)	9,017,342
Capital withdrawals paid (net of change in withdrawals payable)	(4,464,314)

Net cash provided by financing activities	4,553,028

Net decrease in cash	(249,179)
Cash at beginning of year	249,179
Cash at end of year	$-

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Financial Highlights

	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$14.68		$13.07		$12.10		$11.39		$10.64

INVESTMENT OPERATIONS
Net investment loss	(0.31	) (a)	(0.25	) (a)	(0.16	) (a)	(0.15	) (a)	(0.17	) (a)
Net realized and unrealized gain (loss)
from investments in Underlying Funds	(1.10)		1.86		1.13		0.86		0.92
Total from investment operations	(1.41)		1.61		0.97		0.71		0.75

NET ASSET VALUE, End of Year	$13.27		$14.68		$13.07		$12.10		$11.39

TOTAL RETURN	(9.60)%		12.32%		8.02%		6.23%		7.05%

RATIOS / SUPPLEMENTAL DATA
Members' Capital at end of year (000's omitted)	$35,622		$37,450		$27,130		$17,804		$13,577

Ratios to Average Net Assets:
Net investment loss	(2.19)%		(1.83)%		(1.26)%		(1.29)%		(1.57)%
Expenses, net of reimbursements/waiver of fees	2.29%		2.17%		1.67%		1.42%		1.60%
Expenses, excluding reimbursements/waiver of fees	2.29%		2.38%		2.98%		3.17%		3.27%

PORTFOLIO TURNOVER RATE	19%		12%		11%		35%		15%

(a) Calculated using average shares outstanding during the year.

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

1. Organization and Investment Objective

ACP Strategic Opportunities Fund II, LLC (the “Master Fund”) is a Delaware limited liability company that is a non-diversified, closed-end management investment company with a continuous offering period, registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Its units of beneficial interest (“Units”) are not registered under the Securities Act of 1933, as amended. The Master Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among a select group of non-registered investment funds (the “Underlying Funds”). The Investment Manager (as defined below) invests the Master Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as the investment manager (“Investment Manager”) to the Master Fund. The Master Fund has entered into an investment management agreement with the Investment Manager (“Investment Management Agreement”), pursuant to which the Investment Manager is responsible for formulating a continuing investment program for the Master Fund. The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. Responsibility for the overall management and supervision of the operations of the Master Fund is vested in the individuals who serve as the Board of Directors of the Master Fund (the “Board”).

2. Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

Investment Valuation – Investments in Underlying Funds

The Master Fund values interests in the Underlying Funds at fair value, which ordinarily is the value determined by their respective investment managers, in accordance with procedures established by the Board. Investments in Underlying Funds are subject to the terms of the Underlying Funds’ offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds’ managers as required by the Underlying Funds’ offering documents. If the Investment Manager determines that the most recent value reported by the Underlying Fund does not represent fair value or if the Underlying Fund fails to report a value to the Master Fund, a fair value determination is made under procedures established by and under the general supervision of the Board. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material. There were no instances of this occurring at anytime throughout the year ended December 31, 2008. Prospective investors should be aware that situations involving

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Investment Valuation – Investments in Underlying Funds

uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund’s net assets if the judgments of the Board, the Investment Manager or investment advisor to the Underlying Fund should prove incorrect. Investment advisors to the Underlying Funds only provide determinations of the net asset values of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Master Fund more frequently. The interests in the Underlying Funds in which the Master Fund invests or plans to invest are generally illiquid. The Master Fund may not be able to dispose of Underlying Fund interests that it has purchased. These investments represent 92.0% of the net assets of the Master Fund.

The Master Fund also invests excess cash in the Federated Treasury Obligations Fund, an open-end money market fund which is valued at fair value based upon the net assets of the fund.

The Master Fund adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Master Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

  Level 1 – Quoted prices in active markets for identical investments
  Level 2 – Other significant observable inputs (including, but not limited to quoted prices for similar investments, interest rates, prepayment speeds, or credit risk).
  Level 3 – Significant unobservable inputs (including the Master Fund’s own assumptions in determining the fair value of investments).
The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Investment Valuation – Investments in Underlying Funds

The following is a summary of the inputs used as of December 31, 2008 in valuing the Master Fund’s investments carried at value:

Investments
in
Valuation Inputs	Securities
Level 1 – Quoted Prices	$3,258,241
Level 2 – Other Significant Observable Inputs	-
Level 3 – Significant Unobservable Inputs	32,764,104

Total	$36,022,345

The following is a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value.

Investments in Securities
Balance as of 12/31/2007	$34,350,648
Change in Unrealized Appreciation **	(3,136,544)
Realized gains **	12,509
Net Purchases / (Sales)	1,537,491
Transfers In / (Out) of Level 3	-

Balance as of 12/31/2008	$32,764,104

** Included in the realized and unrealized gain (loss) from investments section in the statement of operations.

The amount of the total gains or losses for the year ended December 31, 2008 that are attributable to the change in unrealized gains or losses relating to the investments in Level 3 assets still held as of December 31, 2008 is $4,426,104 which is reflected as a component of net decrease in unrealized appreciation on investments in Underlying Funds

Net Asset Valuation

The Master Fund’s Administrator, Pinnacle Fund Administration LLC (“Pinnacle” or “Administrator”) will calculate the net asset value per Unit in U.S. dollars as determined as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined in Note 3), unless the calculation of the net asset value has been suspended. The net asset value for the Master Fund is comprised of the net asset value of the Underlying Funds in which the Master Fund invests, less the expenses and liabilities.

Investment Transactions and related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are recorded on an identified-cost basis. Interest is recognized on the accrual basis. Dividends are recognized on the ex-dividend date.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Master Fund Level Expenses

The Investment Manager had agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007. During the year ended December 31, 2008, the Investment Manager paid the Master Fund $15,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Master Fund totaled $55,334. The Investment Manager has entered into an agreement with the Master Fund’s Board to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Master Fund's former administrator.

Income Taxes

The Master Fund is treated as a partnership for Federal income tax purposes and therefore is not subject to Federal income tax. For income tax purposes, each person who has purchased interests in the Master Fund (each a “Member”, together the “Members”) will be treated as a partner of the Master Fund and, as such, will be taxed upon its distributive share of each item of the Master Fund’s income, gain, loss, deductions and credits for each taxable year of the Master Fund ending with or within each Member’s taxable year.

Effective June 29, 2007, the Master Fund implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective on the last business day of the first required financial reporting period for fiscal years beginning after December 15, 2006. Management has concluded that as of December 31, 2008, there are no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

The Master Fund files U.S. federal and New York, Pennsylvania, Georgia, and New Jersey state tax returns. No income tax returns are currently under examination. The Master Fund’s U.S. federal tax and state returns remain open for examination for the years ended December 31, 2005 through December 31, 2007.

Cash

The Master Fund maintains a demand deposit account at UMB Bank, N.A. for the purpose of managing contribution and withdrawal cash flows and for paying expenses. Such cash, at times, may exceed federally insured limits. The Master Fund has not experienced any such losses nor does it believe it is exposed to any significant credit risk. At December 31, 2008, the Master Fund did not hold any cash in this account.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from these estimates.

3. Allocation of Members’ Capital Account

The Master Fund maintains a separate capital account for each Member that has an opening balance equal to the sum of the net asset value of the total number of Units owned by such Member. Net profits or net losses of the Master Fund for each Allocation Period (as defined below) will be allocated among and credited to or debited against the capital accounts of the Members. Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year, (3) the day preceding each day on which Units are purchased, (4) the day on which Units are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

4. Management Fee, Related Party Transactions and Other

Pursuant to the Investment Management Agreement, the Investment Manager will be entitled to receive an annual management fee (the “Management Fee”). The base Management Fee is currently equal to 1.50% of the Master Fund’s net assets and is subject to a performance adjustment based on the Master Fund’s rolling twelve-month return. If a performance adjustment occurs, the Management Fee will be reduced to 1.00% per annum. For the year ended December 31, 2008, the Master Fund paid the Investment Manager fees totaling $532,633 as disclosed on the statement of operations, of which no amount was payable to the Investment Manager at December 31, 2008.

Each member of the Board, who is not an “interested person” of the Master Fund, as defined by the Investment Company Act, receives a $2,500 fee for each meeting attended in person and a $500 fee for each meeting attended by telephone. All directors are reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties. In addition, the Master Fund’s Chief Compliance Officer received $30,000 for services rendered in 2008 as disclosed on the statement of operations as Board of Directors and officer’s fees.

5. Investment Transactions

Total purchases of Underlying Master Funds for the year ended December 31, 2008, amounted to $8,500,000. Total proceeds from redemptions of Underlying Funds for the year ended December 31, 2008, amounted to $6,962,509. The cost of investments in Underlying Funds for Federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from the Underlying Funds. The Master Fund has not received information from the Underlying Funds as to the amounts of taxable income allocated to the Master Fund as of December 31, 2008.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

6. Risk Factors

An investment in the Master Fund involves significant risks that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund intends to invest substantially all of its available capital in securities of unregistered investment companies. These investments will generally be restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Master Fund may not be able to resell some of its securities holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

7. Underlying Funds

The following is a summary of the investment objectives and liquidity provisions of the Underlying Funds.

Akahi Fund L.P. seeks to achieve superior risk adjusted returns by employing a fundamental, small cap, long/short equity strategy. This Underlying Fund maintains a low net exposure, usually +/- 5%, although they may go to +/- 20%. This Underlying Fund overlays its stock selection with rigorous risk controls to assure that they remain within their stated exposure levels. With at least 30 days written notice a limited partner may withdraw all or a part of their capital account balance as of the last day of any fiscal quarter that occurs on or after the day preceding the first anniversary of such limited partner’s admission to the partnership.

Aristos Capital, LP invests in small and mid cap US equities generally with a market capitalization range of $200 million to $15 billion on both the long and short side of the market, based upon primary fundamental research, which includes detailed company analysis coupled with economic analysis. The fund has a one year lock-up and allows for redemptions with 60 days notice.

Bluefin Investors, LP seeks to achieve high risk adjusted returns through investing in small and mid-cap equities that have been overlooked by the investment community. This Underlying Fund manages long and short exposure to preserve capital during periods of market stress. The fund has no lock-up but has a 3% redemption fee for withdrawals made in the first year. The fund allows for quarterly redemptions with 35 days notice.

Brightfield Partners, LP seeks to achieve superior long-term rates of return primarily through investments in publicly traded U.S. equities in the technology sector. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Castine Partners, LP seeks to achieve long-term capital appreciation through investment primarily in publicly traded equity securities of United States financial institutions. This Underlying Fund allows for withdrawals on June 30 and December 31 upon 45 days prior notice, after one year has elapsed since initial investment.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

Connective Capital I LP focuses its investments in publicly traded equities in the technology and communications sectors. This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

Federated Treasury Obligations Fund is a U.S. open-end money market fund. This Underlying Fund’s objective is to provide current income consistent with the stability of principle. This Underlying Fund invests primarily in a portfolio of short-term U.S. Treasury securities which include repurchase agreements collateralized fully by U.S. Treasury securities and has daily liquidity.

Hard Assets Partners, LP seeks capital appreciation primarily through investments in securities of companies that are directly or indirectly engaged in exploration, development, production, and servicing of natural resources. This Underlying Fund allows for monthly redemptions upon 30 days prior notice, after six months have elapsed since initial investment.

Harpswell Capital Partners, LP is a market neutral equity fund that invests primarily in the energy and utility sectors. This Underlying Fund seeks to provide attractive risk-adjusted returns while actively managing exposure to commodities as well as other risk factors. Harpswell utilizes fundamental analysis and places great emphasis on capital preservation. This Underlying Fund allows for quarterly redemptions with 30 days notice after one year has elapsed since the initial investment.

Healy Circle Partners, LP seeks to preserve capital while generating consistent absolute returns by holding equity positions in multiple industry sectors and with varying market capitalizations. This Underlying Fund allows for semi-annual redemptions upon 45 days prior notice, after one year has elapsed since initial investment.

JetStream Global Institutional Fund, LP seeks to achieve growth of capital through investments in common stocks. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Rivanna Partners, LP is a "bottom-up" long/short U.S. equities fund. This Underlying Fund focuses on a broad range of industries including technology, industrial products, consumer products and services, energy and natural resources. This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

STG Capital Partners (QP), LP seeks to maximize returns while preserving capital primarily by investing in U.S. equities with a focus on the technology sector. This Underlying Fund generally maintains a low net exposure to the overall market. This Underlying Fund has a one year lock-up on new investments and quarterly redemptions with 30 days notice.

Tiedemann/Falconer Partners, LP seeks to maximize absolute returns through investing both long and short in U.S. common equities, option contracts tied to such equities, exchange traded funds and American Depository Receipts. This Underlying Fund allows for quarterly redemptions upon 45 days prior notice.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

Zeke, LP seeks to maximize long-term capital appreciation and total returns by investing in small and mid-cap U.S. companies that it believes have significant growth characteristics. This Underlying Fund allows for redemptions quarterly upon 45 days notice, after one year has elapsed since initial investment.

8. Redemptions and Repurchase of Units and Distributions

With very limited exceptions, as outlined in the Private Placement Memorandum, units are not transferable. No Member or other person holding a Unit will have the right to require the Master Fund to redeem that Unit or portion thereof. There is no public market for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of the repurchase of Units by the Master Fund.

The Board may, from time to time and in their sole discretion, cause the Master Fund to repurchase Units from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board. In determining whether the Master Fund should offer to repurchase Units, the Board will consider the recommendation of the Investment Manager. The Investment Manager expects that it will generally recommend to the Board that the Master Fund offer to repurchase Units from Members four times each year, effective March 31, June 30, September 30 and December 31, although the Board may determine to authorize fewer repurchase offers.

The Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but intends to reinvest substantially all income and gains allocable to the Members. A Member may therefore be allocated income and gains taxable for Federal, state and local income tax purposes and not receive any cash distribution.

9. Capital Stock Transactions

Transactions in Units are as follows:

	For the	For the
	Year ended	Year ended
	December 31, 2008	December 31, 2007

Number of Units issued	708,169	657,897
Number of Units redeemed	(574,409)	(183,705)
Net increase in Units outstanding	133,759	474,192
Units outstanding, beginning of the year	2,550,473	2,076,281
Units outstanding, end of period	2,684,232	2,550,473

On December 31, 2008, four members held approximately 84% of the outstanding Units of the Master Fund. Some of the members are comprised of affiliated feeder funds, which are themselves owned by several shareholders.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

10. Guarantees

In the normal course of business, the Master Fund enters into contracts that provide general indemnifications. The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

11. Subsequent Events

For the period from January 1, 2009 through February 15, 2009, the Members contributed $1,175,000 to the Master Fund, of which $75,000 was received prior to December 31, 2008.

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

The identity of the members of the Board (each, a “Director”) and brief biographical information is set forth below. The Statement of Additional Information includes additional information about the Directors and is available upon request.

Independent Directors

Name, Age and	Position(s)	Term of Office	Principal	Number of	Other
Address	Held with	and Length of	Occupation(s)	Portfolios in	Directorships
	Fund	Time Served		Fund Complex	held by
				Overseen by	Director or
				Director	Nominee
John Connors	Director	Term:	Portfolio Manager,	ACP Funds	None.
Age: 66		Indefinite	Guyasuta Investment	Trust (2 series);
100 Matsonford		Length: Since	Advisors (Since	ACP Strategic
Road		2002	12/2000); previously,	Opportunities
Building 5, suite			Portfolio Manager,	Fund II, LLC.
520			Delaware Investments.
Radnor, PA			N/A (1977-2000);
19087			portfolio manager
Mellon Bank (1967-
1977); Financial Analyst
IBM (10/65-6/67)
Robert Andres	Director	Term:	Senior Vice-President,	ACP Funds	None.
Age: 70		Indefinite	Chief Investment	Trust (2 series);
Andres Capital		Length: Since	Strategist,	ACP Strategic
Management		2004	Envestnet/PMC	Opportunities
11 Twin Creek			(present)	Fund II, LLC.
Lane			President, Andres
Berwyn, PA			Capital Management
19312			(2007-2008); previously,
Haverford Trust (2005-
2007); Martindale
Andres & Co. (1989-
1994); President, Merrill
Lynch Mortgage
Capital (1970-
1987);National Sales
Manager, Municipal
Securities, Kidder
Peabody (1968-1970);
Herbert J. Sims & Co.
(1962-1964)Municipal
Bond Division., J.P.
Morgan (1957-1962).

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

James Brinton	Director	Term:	President, Robert J.	ACP Funds	Quaker
Age: 54		Indefinite	McAllister Agency, Inc.	Trust (2 series);	Investment
123 West		Length: Since	(Independent Insurance	ACP Strategic	Trust (8
Lancaster Ave.		2007	Broker)	Opportunities	series).
Wayne, PA			(since 1979)	Fund II, LLC.
19087

Interested Director(s)

Name, Age and	Position(s)	Term of Office	Principal	Number of	Other
Address	Held with	and Length of	Occupation(s)	Portfolios in	Directorships
	Fund	Time Served		Fund Complex	held by
				Overseen by	Director or
				Director	Nominee
Mr. Gary	President,	Term:	President & Chief	ACP Funds Trust	BHR Fund
Shugrue	Chief	Indefinite	Investment Officer of	(2 series);ACP	Advisors;
Age: 54	Investment	Length: Since	Ascendant Capital	Strategic	Quaker
150 N. Radnor	Officer and	2007 (Director)	Partners, LP. (since	Opportunities	Investment
Chester Rd.,	Trustee	Since 2001	2001); previously,	Fund II, LLC).	Trust (8
Suite C-220,		(President and	General Partner of		series)
Radnor, PA		CIO)	Argos Advisors (1988-
19087			2000

Audit Committee

Messrs. Brinton, Connors and Andres are members of the Audit Committee of the Board. Although the Board has not designated an Audit Committee Financial Expert, each member of the Audit Committee has significant financial industry expertise. Messrs. Connors and Andres each have more than 40 years experience in the investment and securities industries. Mr. Brinton has served other investment company boards and has worked in the insurance industry for more than 25 years. All three members of the Audit Committee are disinterested persons as defined by the Investment Company Act. The Audit Committee does not believe that adding a specific Financial Expert would materially increase the Committee’s judgment or effectiveness.

Nominating Committee.

The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton. The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. To date, the Board, acting as the Nominating Committee, has not met in 2008.

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee reviews and evaluate each candidate’s background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund’s Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

ACP Strategic Opportunities Fund II, LLC

Fund Management (unaudited)

Set forth below is the name, age, position with the Fund, length of term of office, and the principal occupation for the last five years of each of the persons currently serving as Executive Officers of the Fund. Unless otherwise noted, the business address of each officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Name, Age	Position(s) Held	Term of	Principal	Number of	Other
and Address	with Fund	Office	Occupation(s)	Portfolios in	Directorships
		and	During Past 5	Fund	held by
		Length	Years	Complex	Director or
		of Time		Overseen by	Nominee
		Served		Director
Gary	President, Chief	Term:	President &	ACP Funds	BHR Fund
Shugrue	Investment	Indefinite	Chief Investment	Trust (2	Advisors;
Age: 54	Officer (CIO) and	Length:	Officer of	series);ACP	Quaker
	Director	Since	Ascendant	Strategic	Investment Trust
		2007	Capital Partners,	Opportunities	(8 series)
		(Director)	LP. (since	Fund II, LLC).
		Since	2001);
		2001	previously,
		(President	General Partner
		and	of Argos
		CIO)	Advisors (1988-
2000).

Stephanie	Chief Operating	Term:	Director, Client	n/a	n/a
Strid Davis	Officer; Director,	Indefinite	Service and
Age: 38	Client Service	Length:	Fund
	and Fund	Since	Operations of
	Administration;	2001	ACP
	Chief		Investments,
	Compliance		LP; previously
	Officer		Institutional
Equity Sales,
Credit Suisse
First Boston

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

Proxy Voting Information

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities and the Master Fund’s record of actual proxy votes cast during the most recent 12-month period ended June 30th is available on the SEC’s website at www.sec.gov and may be obtained at no additional charge by calling collect 610-688-4180 or writing to ACP Strategic Opportunities Fund II, LLC, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. The Master Fund’s Form N-Q is also available from the Master Fund, without charge and upon request, by calling collect 610-688-4180 or writing to ACP Strategic Opportunities Fund II, LLC, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Board Considerations in Approving the Management Agreement

At its December 2008 meeting, the Board unanimously determined to renew the Investment Management Agreement between Ascendant Capital Partners LP and the Master Fund (the "Management Agreement") until December 2009. Although the Board had generally renewed the Management Agreement for a 12-month period, as permitted by the Investment Company Act, the Board determined at its March 2008 meeting to renew the Management Agreement for a six-month period and to review the Management Agreement again in December 2008. The Board made this determination for two (2) reasons. First, the Board determined that it would be more convenient for Board members to attend an in-person meeting (which is required to approve the Management Agreement) in December rather than March. Second, the Board wanted to evaluate progress made by the Master Fund and the Investment Manager in adopting recommendations made by the Master Fund’s Chief Compliance Officer in the Compliance Report presented at the March 2008 Board meeting.

In reaching its determination to renew the Management Agreement for a subsequent 12-month period, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Master Fund and its members (including the investment performance of the Master Fund); (ii) the competitiveness of the management fee and total expenses of the Master Fund; (iii) the total costs of the services to be provided by and the profits to be realized by the Investment Manager and its affiliates from the relationship with the Master Fund; (iv) the extent to which economies of scale would be realized as the Master Fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of members.

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

In determining whether to renew the Management Agreement for the Master Fund, the Board ultimately reached a determination that the renewal of the Management Agreement and the compensation to be received under the Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

The Board reviewed the Investment Manager’s Form ADV, the Investment Manager’s personnel and their qualifications, additions to the Investment Manager’s personnel, services provided to the Master Fund and to other clients, and the Master Fund's performance. The Board considered the Investment Manager’s investment philosophy and strategy. The Board noted that Master Fund's performance was consistent with, and, in many respects, better than, competitive fund-of-funds products. The Board also considered the nature and extent of the Investment Manager’s supervision of third-party service providers and the Investment Manager’s compliance with the Master Fund's compliance policies and procedures. In this regard, the Board reviewed the revised compliance manual and program prepared since the March 2008 meeting. Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the Master Fund will benefit the Master Fund's members. The Board also considered the Investment Manager’s viability in light of its continued losses and significant market shocks. The Board determined that the Master Fund fared better than similarly situated funds during the 2008 market decline.

The Board considered the management fee charged to the Master Fund and total expenses compared to competitive funds. In its review of the Master Fund's total expenses, the Board considered the management fee as well as other Master Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that the management fee charged to the Master Fund was fair and reasonable in light of the services that the Master Fund receives and the other factors considered.

The Board considered the revenues earned and the expenses incurred by the Investment Manager in conducting the business of developing, marketing, distributing, managing, administering and servicing the Master Fund and its members. The Board also considered the level of profits, noting that, at current asset levels, the Investment Manager did not profit from managing the Master Fund. The Board also reviewed any fall-out benefits related to managing the Master Fund. The Board also reviewed changes in the Investment Manager’s third-party marketing arrangements.

As the Investment Manager is not currently profitable, the Board noted that, at current asset levels, the Master Fund does not provide any economies of scale for the Investment Manager. Similarly, the Board did not believe that fee breakpoints were appropriate.

In order to develop fully the factual basis for consideration of the Management Agreement, the Board requested additional information on several topics, including overall fees, the Master Fund’s marketing and distribution plans, and revenue sharing arrangements with third-parties. The Board also inquired about the remaining receivable due from the Investment Manager that arose from the expense cap agreement that existed in 2006 and 2007.

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the management fee structure is fair and reasonable, and that the Management Agreement with the Master Fund should be renewed.

Other Matters

The Investment Manager had agreed to reimburse certain expenses of the Master Fund (other than the management fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007. For the year ending December 31, 2008, the Investment Manager has paid the Master Fund $15,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Master Fund totaled $55,334. The Investment Manager has entered into an agreement with the Master Fund's Board that it intends to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Master Fund's former administrator.